                                                                    Exhibit 4(a)

                             FINGERHUT RECEIVABLES, INC.

                                      Transferor

                               FINGERHUT NATIONAL BANK

                                       Servicer


                                         and


                           THE BANK OF NEW YORK (DELAWARE)

                                       Trustee


                             on behalf of Securityholders

                            of the Fingerhut Master Trust


                        --------------------------------

                                 AMENDED AND RESTATED
                           POOLING AND SERVICING AGREEMENT

                              Dated as of March 18, 1998

TABLE OF CONTENTS

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                                      ARTICLE I
                                     DEFINITIONS
Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Section 1.2    Other Definitional Provisions . . . . . . . . . . . . . . . . . . . 30

                                      ARTICLE II
                              CONVEYANCE OF RECEIVABLES;
                               ISSUANCE OF SECURITIES

Section 2.1    Conveyance of Receivables . . . . . . . . . . . . . . . . . . . . . 32
Section 2.2    Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . 33
Section 2.3    Representations and Warranties of the
                 Transferor. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 2.4    Representations and Warranties of the
                 Transferor Relating to the Agreement and the Receivables. . . . . 37
Section 2.5    Covenants of the Transferor . . . . . . . . . . . . . . . . . . . . 43
Section 2.6    Addition of Receivables . . . . . . . . . . . . . . . . . . . . . . 48
Section 2.7    Removal of Accounts . . . . . . . . . . . . . . . . . . . . . . . . 53
Section 2.8.   Defaulted Account . . . . . . . . . . . . . . . . . . . . . . . . . 55
Section 2.9    Covenants of the Transferor with Respect to
                 the Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . 55

                                     ARTICLE III
                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES

Section 3.1    Acceptance of Appointment and Other
                 Matters Relating to the Servicer. . . . . . . . . . . . . . . . . 57
Section 3.2    Servicing Compensation. . . . . . . . . . . . . . . . . . . . . . . 59
Section 3.3    Representations and Warranties of the
                 Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Section 3.4    Reports and Records for the Trustee . . . . . . . . . . . . . . . . 63
Section 3.5    Annual Servicer's Certificate . . . . . . . . . . . . . . . . . . . 65
Section 3.6    Annual Independent Accountants' Servicing
                 Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 3.7    Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Section 3.8    Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
Section 3.9    Notices to FNB and Fingerhut. . . . . . . . . . . . . . . . . . . . 69

                                      ARTICLE IV
                       RIGHTS OF SECURITYHOLDERS AND ALLOCATION
                            AND APPLICATION OF COLLECTIONS

Section 4.1    Rights of Securityholders . . . . . . . . . . . . . . . . . . . . . 70
Section 4.2    Establishment of Accounts . . . . . . . . . . . . . . . . . . . . . 70


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Section 4.3    Collections and Allocations . . . . . . . . . . . . . . . . . . . . 74


                                      ARTICLE V
           [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT
                             WITH RESPECT TO ANY SERIES]


                                      ARTICLE VI
                                     THE SECURITIES

Section 6.1    The Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Section 6.2    Authentication of Securities. . . . . . . . . . . . . . . . . . . . 80
Section 6.3    Registration of Transfer and Exchange of
                 Securities; Issuance of Participations. . . . . . . . . . . . . . 80
Section 6.4    Mutilated, Destroyed, Lost or Stolen
                 Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
Section 6.5    Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . 87
Section 6.6    Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . 88
Section 6.7    Access to List of Security-holders'
                 Names and Addresses . . . . . . . . . . . . . . . . . . . . . . . 89
Section 6.8    Authenticating Agent. . . . . . . . . . . . . . . . . . . . . . . . 90
Section 6.9    Tender of Exchangeable Transferor
                 Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
Section 6.10   Book-Entry Securities . . . . . . . . . . . . . . . . . . . . . . . 96
Section 6.11   Notices to Clearing Agency. . . . . . . . . . . . . . . . . . . . . 97
Section 6.12   Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . 97
Section 6.13   Global Security; Euro-Security Exchange
                 Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
Section 6.14   Meetings of Securityholders . . . . . . . . . . . . . . . . . . . . 98


                                     ARTICLE VII
                       OTHER MATTERS RELATING TO THE TRANSFEROR

Section 7.1    Liability of the Transferor . . . . . . . . . . . . . . . . . . . .100
Section 7.2    Merger or Consolidation of, or Assumption
                 of the Obligations of, the Transferor . . . . . . . . . . . . . .100
Section 7.3    Limitation on Liability . . . . . . . . . . . . . . . . . . . . . .102
Section 7.4    Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .102
Section 7.5    Transferor Authorized to Execute
               Registration Statements and Reports
                 on Behalf of the Trust. . . . . . . . . . . . . . . . . . . . . .103


                                     ARTICLE VIII
                                OTHER MATTERS RELATING
                                   TO THE SERVICER

Section 8.1    Liability of the Servicer . . . . . . . . . . . . . . . . . . . . .104
Section 8.2     Merger or Consolidation of, or Assumption of the Obligations of,
                 the Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . .104
Section 8.3    Limitation on Liability of the Servicer and

                                          ii

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
                 Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .105
Section 8.4    Servicer Indemnification of the Transferor,
                 the Trust and the Trustee . . . . . . . . . . . . . . . . . . . .106
Section 8.5    The Servicer Not to Resign. . . . . . . . . . . . . . . . . . . . .107
Section 8.6    Access to Certain Documentation and
                 Information Regarding the Receivables . . . . . . . . . . . . . .108
Section 8.7    Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . .108


                                      ARTICLE IX
                                    PAY OUT EVENTS

Section 9.1    Pay Out Events. . . . . . . . . . . . . . . . . . . . . . . . . . .110
Section 9.2    Cessation of Transfers Upon the Occurrence of
                Insolvency Event . . . . . . . . . . . . . . . . . . . . . . . . .111

                                      ARTICLE X
                                  SERVICER DEFAULTS

Section 10.1   Servicer Defaults . . . . . . . . . . . . . . . . . . . . . . . . .112
Section 10.2   Trustee to Act; Appointment of Successor. . . . . . . . . . . . . .115
Section 10.3   Notification to Securityholders . . . . . . . . . . . . . . . . . .118
Section 10.4   Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . .118
                                      ARTICLE XI
                                     THE TRUSTEE

Section 11.1   Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . .119
Section 11.2   Certain Matters Affecting the Trustee . . . . . . . . . . . . . . .121
Section 11.3   Trustee Not Liable for Recitals in
                 Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .123
Section 11.4   Trustee May Own Securities. . . . . . . . . . . . . . . . . . . . .124
Section 11.5   The Servicer to Pay Trustee's Fees and
                 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .124
Section 11.6   Eligibility Requirements for Trustee. . . . . . . . . . . . . . . .125
Section 11.7   Resignation or Removal of
                 Trustee.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .125
Section 11.8   Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . .127
Section 11.9   Merger or Consolidation of
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .127
Section 11.10  Appointment of Co-Trustee or Separate
                 Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
Section 11.11  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . .129
Section 11.12  Trustee May Enforce Claims Without
                 Possession of Securities. . . . . . . . . . . . . . . . . . . . .130
Section 11.13  Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . .130
Section 11.14  Rights of Securityholders to Direct
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .131
Section 11.15  Representations and Warranties of
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .131
Section 11.16  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . .132


                                                                                 Page
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                                     ARTICLE XII
                                     TERMINATION
Section 12.1   Termination of Trust. . . . . . . . . . . . . . . . . . . . . . . .133
Section 12.2   Optional Termination. . . . . . . . . . . . . . . . . . . . . . . .135
Section 12.3   Final Payment with Respect to any
                Series.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .136
Section 12.4   Termination Rights of Holder of Exchangeable Transferor
                Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .138


                                    ARTICLE XIII
                              MISCELLANEOUS PROVISIONS

Section 13.1   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .139
Section 13.2   Protection of Right, Title and Interest to
                Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .142
Section 13.3   Limitation on Rights of Securityholders . . . . . . . . . . . . . .143
Section 13.4   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .144
Section 13.5   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .144
Section 13.6   Severability of Provisions. . . . . . . . . . . . . . . . . . . . .145
Section 13.7   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .146
Section 13.8   Securities Non-Assessable and Fully Paid. . . . . . . . . . . . . .146
Section 13.9   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .146
Section 13.10  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . .146
Section 13.11  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .146
Section 13.12  Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . .147
Section 13.13  Actions by Securityholders. . . . . . . . . . . . . . . . . . . . .147
Section 13.14  Rule 144A Information . . . . . . . . . . . . . . . . . . . . . . .148
Section 13.15  Merger and Integration. . . . . . . . . . . . . . . . . . . . . . .148
Section 13.16  Heading . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .148

Schedule 1     Tax Returns and Payments

Exhibit A      Form of Exchangeable Transferor Security
Exhibit B      Form of Daily Report
Exhibit C      Form of Settlement Statement
Exhibit D      Form of Annual Servicer's Certificate
Exhibit E      Form of Annual Opinion of Counsel
Exhibit F      Form of Reconveyance of Receivables
Exhibit G      Form of Agreed-Upon Procedures
Exhibit H      Form of Assignment of Receivables
               in Supplemental Accounts
Exhibit I      Form of Opinion of Counsel Regarding
               Supplemental Accounts
Exhibit J      Form of Reassignment

          AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of March 18, 1998 (the "Amended Pooling and Servicing Agreement") by and among FINGERHUT RECEIVABLES, INC., a corporation organized and existing under the laws of the State of Delaware, as Transferor, FINGERHUT NATIONAL BANK, a national banking association organized and existing under the laws of the United States, as Servicer, and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware, as Trustee.

          WHEREAS, Fingerhut Receivables, Inc., as Transferor, Fingerhut National Bank, as Servicer, and The Bank of New York (Delaware), as Trustee, are parties to an Amended and Restated Pooling and Servicing Agreement, dated as of January 12, 1997 (the "Pooling and Servicing Agreement");

          WHEREAS, Fingerhut Receivables, Inc., as Transferor, Fingerhut National Bank, as Servicer and The Bank of New York (Delaware), as Trustee desire to amend and restate the Pooling and Servicing Agreement in accordance with the provisions of subsection 13.1(b) of the Pooling and Servicing Agreement to read in its entirety as set forth below;

          NOW, THEREFORE, pursuant to subsection 13.1(b) of the Pooling and Servicing Agreement, the parties hereto hereby agree that effective on and as of the date hereof, the Pooling and Servicing Agreement is hereby amended to read in its entirety as follows:

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Securityholders:


                                      ARTICLE I

                                     DEFINITIONS

          Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

          "Account" shall mean (a) on the Amendment Closing Date, (i) each consumer revolving credit card account established pursuant to a Contract between an Originator and any Person, which on the Amendment Closing Date is an Eligible Account and (ii) each closed-end installment sale, or closed-end installment loan made pursuant to a Contract between an Originator and any Person, which on the Amendment Closing Date is an Eligible Account and (b) after the Amendment Closing Date, the accounts specified in clause (a) and each Additional Account and each Supplemental Account from and after the Addition Date with respect thereto. The definition of Account shall include each Transferred Account but shall not include any Account that is not an Eligible Account and that has been reassigned to the Transferor or any Removed Account after the Removal Date with respect thereto.

          "Addition Date" shall mean each date as of which Receivables under Additional Accounts or Supplemental Accounts are included in the Trust as Accounts pursuant to Section 2.6.

          "Additional Account" shall mean (a) each consumer revolving credit card account established pursuant to a Contract between an Originator and any Person, which, on the date on which a Receivable arising in such account is first transferred to the Trust, is an Eligible Account and (b) each closed-end installment sale, or closed-end installment loan made pursuant to a Contract between an Originator and any Person which, on the date on which a Receivable arising in such account is first transferred to the Trust, is an Eligible Account coming into existence after the Amendment Closing Date; provided, however, that in each case an "Additional Account" shall only include (i) accounts as described in clauses (a) and (b) originated by FNB generated in connection with sales by Fingerhut that the Transferor has not elected to exclude from the Trust and (ii) accounts described in clauses (a) and (b) originated by FNB (and not described in clause (i)) or any other Originator that have been designated for inclusion by the Transferor and with respect to which the Rating Agency Condition has been satisfied. Any such election shall be made by the Transferor or the Servicer providing to the Trustee a written notice thereof clearly identifying such designated or excluded accounts and in connection therewith the Transferor shall record and file, at its own expense, one or more financing statements (including any amendments to existing financing statements) with respect to such designated or excluded accounts.

          "Adjustment Payment" shall have the meaning specified in subsection 3.8(a).

          "Affiliate" shall mean, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

          "Aggregate Invested Amount" shall mean, as of any date of determination, the sum of the Invested Amounts of all Series of Securities issued and outstanding on such date of determination.

          "Aggregate Investor Percentage" shall mean, with respect to Principal Collections, Finance Charge Collections and Default Amounts, as the case may be, as of any date of determination, the sum of the applicable Investor Percentages of all Series of Securities issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

          "Aggregate Principal Receivables" shall mean, for any day, the aggregate amount of Principal Receivables at the end of such day.

          "Agreement" shall mean this Amended Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

          "Amended Pooling and Servicing Agreement" shall have the meaning assigned in the preamble hereto.

          "Amendment Closing Date" shall mean the date of this Agreement.

          "Amortization Period" shall mean, with respect to any Series, the period following the Revolving Period for such Series, which shall be the Controlled Amortization Period, the Controlled Accumulation Period, the Early Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

          "Amortization Period Commencement Date" shall mean with respect to any Series, the date on which the Amortization Period commences with respect thereto as set forth in the related Supplement.

          "Applicable Tax State" shall mean, as of any date of determination, each state as to which any of the following is then applicable: (a) a state in which the Trustee maintains its principal corporate trust office, (b) a state in which the Transferor maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collection operations which are not limited to ministerial activities and which relate to a material portion of the Receivables.

          "Applicants" shall have the meaning specified in Section 6.7.

          "Assignment" shall have the meaning specified in subsection
2.6(e)(ii).

          "Authenticating Agent" shall have the meaning specified in Section
6.8.

          "Automatic Addition Suspension Date" shall mean the Business Day specified in subsection 2.6(b).

          "Automatic Addition Termination Date" shall mean the Business Day specified by the Transferor pursuant to subsection 2.6(b) as of which new consumer revolving credit card accounts and new closed-end installment sale and new closed-end installment loans shall cease to become Additional Accounts.

          "Back End Customer" shall mean, with respect to any date of determination, a Person or Obligor who has made at least one payment on any installment credit card loan from, installment sales contract with, or consumer revolving credit card account with, an Originator; provided, however, that any Person or Obligor who has made a negotiated initial down payment in connection with any installment credit card loan shall not be a Back End Customer prior to making at least one payment on any subsequent installment credit card loan or consumer revolving credit card account with an Originator.

          "Bank Receivables Purchase Agreement" shall mean the amended and restated receivables purchase agreement dated as of March 18, 1998 between FCI, as purchaser of such Receivables, and FNB, as seller of Receivables, as amended from time to time and any other receivables purchase agreement between FCI, as purchaser of Receivables, and an Originator, as seller of such Receivables.

          "Base Rate" shall mean, with respect to any outstanding Series, the amount which the related Supplement specifies as the "Base Rate."

          "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations of the Internal Revenue Service.

          "Bearer Securities" shall have the meaning specified in Section 6.1.

          "Book-Entry Securities" shall mean securities evidencing a beneficial interest in the Investor Securities, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Securities are to be issued to the Security Owners, such securities shall no longer be "Book-Entry Securities."

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, South Dakota, Minnesota or Delaware (or, with respect to any Series, any additional city or state specified in the related Supplement) are authorized or obligated by law or executive order to be closed, and such other days in each year designated by the Servicer in writing to the Trustee by the first day of December in the preceding year.

          "Cash Equivalents" shall mean, unless otherwise provided in the Supplement with respect to any Series, (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) bankers acceptances issued by any depositary institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause
(a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be FCI or an Affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Securityholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents,
(ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which the Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the United States federal bankruptcy code, provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer,
(F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any agency or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or
(ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corporation, provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of a broker under the jurisdiction of the Securities Investors Protection Corporation, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Securities.

          "Cedel" shall mean Cedel Bank, societe anonynme.

          "Class" shall mean, with respect to any Series, any one of the classes of Securities of that Series as specified in the related Supplement.

          "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

          "Closed End Receivables" shall mean (a) any right to payment of amounts owed by an Obligor under an Eligible Account with respect to a closed-end installment sale, or a closed-end installment loan, including, without limitation, all rights of the Originator and obligations of the Obligor under the applicable Contract, other than insurance premiums, and (b) those rights to payment with respect to certain Receivables arising under any Eligible Account that is a consumer revolving credit card account that, pursuant to the terms of the applicable Contract, have a 0% interest rate.

          "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Securities, as specified in the related Supplement.

          "Collection Account" shall have the meaning specified in subsection 4.2(a).

          "Collections" shall mean all payments received by the Servicer in respect of the Eligible Receivables in the form of cash, checks or any other form of payment in accordance with the Contract in effect from time to time on any Eligible Receivables, other than pre-paid insurance premiums.

          "Contract" shall mean an agreement between (a) an Originator and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a cardholder agreement, written contract or invoice, as such agreement may be amended, modified or otherwise changed from time to time or (b) an Originator and another Person for the extension of closed-end credit, including pursuant to a credit card, in the form of a written contract, invoice or closed-end agreement, in each case pursuant to or under which such other person shall be obligated to either pay for, or to pay a loan made to finance the purchase of, merchandise, financial service products or services or return any such merchandise to the related merchant.

          "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at White Clay Center, Route 273, Newark, Delaware 19711, Attention:
Corporate Trust Specialized Agency Services.

          "Coupon" shall have the meaning specified in Section 6.1.

          "Credit and Collection Policy" shall mean those credit, collection, customer relations and customer service policies and practices and other written policies and procedures of the applicable Originator relating to the operation of its Accounts, Contracts and Receivables (including, without limitation, the written policies and procedures for determining creditworthiness and relating to the extension of credit, the maintenance of Accounts and the collection of receivables with respect thereto) in effect on the date hereof and as such policies and procedures may be amended, modified, or otherwise changed from time to time.

          "Daily Report" shall mean a report in the form specified in subsection 1.2(e) as may be supplemented pursuant to any Supplement.

          "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of closed-end or revolving credit Accounts (without regard to the effective date of such recordation).

          "Default Amount" shall mean, on any Business Day, the aggregate amount of Principal Receivables in Accounts that became Defaulted Accounts on such Business Day.

          "Defaulted Account" shall mean each Eligible Account with respect to which, in accordance with the applicable Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of Accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

          "Defeasance Funding Account" shall have the meaning specified in the applicable Supplement.

          "Defeasance Reserve Account" shall have the meaning specified in the applicable Supplement.

          "Definitive Security" shall have the meaning specified in Section
6.10.

          "Depositary" shall have the meaning specified in Section 6.10.

          "Depositary Agreement" shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the applicable Clearing Agency, or as otherwise provided in the related Supplement.

          "Determination Date" shall mean the second Business Day prior to each Distribution Date.

          "Discount Factor" shall mean (a) 25% for Closed End Receivables generated in connection with sales by Fingerhut, (b) 9% for Revolving Receivables generated in connection with sales by Fingerhut and (c) such other discount rate or rates (which may be a fixed percentage or a variable percentage based on a formula) approved from time to time by the Rating Agencies for Receivables generated in connection with sales by a Person other than Fingerhut; provided, however, that such percentages or formulas may be (i) increased from time to time by the Transferor, following written notice to the Rating Agencies, without the approval of the Rating Agencies in an amount not to exceed two percentage points from the amounts set forth herein or the amounts otherwise approved by the Rating Agencies if such change will not cause a Pay Out Event to occur or (ii) adjusted from time to time by the Transferor (including changing any fixed percentage to a variable percentage) if such change will not cause a Pay Out Event to occur and the Rating Agencies will have confirmed that the change will not result in any of the Rating Agencies reducing or withdrawing its original rating on any then outstanding Series rated by it.

          "Discount Receivables" shall mean the sum of (a) with respect to Closed End Receivables the product of (i) the applicable Discount Factor and
(ii) the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to such Receivables (or, with respect to any Closed End Receivables defined in clause (b) of the definition thereof, the aggregate principal amount shown on the Servicer's records as principal amounts payable by Obligors with respect to such Receivables) and (b) with respect to Revolving Receivables the product of (i) the applicable Discount Factor and (ii) the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to such Receivables minus the amount of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges which constitute Finance Charge Receivables with respect to such Revolving Receivables.

          "Discount Receivable Collections" shall mean on any day, the sum of
(a) with respect to Closed End Receivables, the product of (i) the applicable Discount Factor and (ii) Collections (or, with respect to any Closed End Receivables defined in clause (b) of the definition thereof, Collections not including amounts specified in clause (i) of the definition of "Finance Charge Receivables") with respect to such Closed End Receivables on such day, (b) with respect to Revolving Receivables, the product of (i) the applicable Discount Factor and (ii) Collections with respect to such Revolving Receivables on such day minus the amount of Collections that represent payments of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges which represent Finance Charge Receivables with respect to such Eligible Receivables.

          "Distribution Account" shall have the meaning specified in subsection 4.2(c).

          "Distribution Date" shall mean, unless otherwise specified in any Supplement for the related Series, the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

          "Dollars," "$" or "U.S. $" shall mean United States dollars.

          "Early Amortization Period" shall have the meaning specified, with respect to any Series, in the related Supplement.

          "Eligible Account" shall mean, as of the date the Receivables of such Account are first designated for inclusion in the Trust, each Account which is in existence and owned by an Originator that satisfies each of the following criteria: (a) it is payable in Dollars; (b) the related Obligor has provided, as its billing address, an address located in the United States or its territories or possessions or a United States military address; (c) it has not been identified by the applicable Originator or any of its Affiliates in its computer files as stolen or lost; (d) it is not at the time of transfer to the Trust sold or pledged to any other party and does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the date such Receivables are first designated for inclusion in the Trust, but were repurchased free of all Liens or where all Liens were released prior to the sale hereunder, shall not be disqualified under this clause (d)); (e) the Receivables in which the applicable Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts unless such Account is subsequently reinstated and (f) the related Obligor is a Back End Customer.

          "Eligible Receivable" shall mean each Receivable that satisfies each of the following criteria: (a) each Receivable designated for inclusion on or after the Amendment Closing Date shall have arisen under an Eligible Account,
(b) it constitutes an "account," "chattel paper" or a "general intangible" as each such term is defined in Article 9 of the UCC as then in effect in each Relevant UCC State, (c) it is at the time of its transfer to the Trust the legal, valid, and binding obligation of, or is guaranteed by, a Person who is competent to enter into a contract and incur debt and is enforceable against such Person in accordance with its terms, (d) it was created in compliance, in all material respects, with all Requirements of Law applicable to the Originator and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Originator or such Contract (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (e) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (f) immediately prior to giving effect to the sale, the Transferor had good and marketable title free and clear of all Liens and security interests arising under or through the Transferor (other than Permitted Liens).

          "Enhancement" shall mean, with respect to any Series, any cash collateral account, cash collateral guaranty, guaranty, collateral invested amount, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, currency swap, subordination of the rights of one Class or one Series to another, or any other contract, agreement or arrangement for the benefit of the Securityholders of such Series (or Securityholders of any Class within such Series) as designated in the applicable Supplement.

          "Enhancement Provider" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

          "Excess Funding Account" shall have the meaning specified in subsection 4.2(d).

          "Exchange" shall mean either of the procedures described in Section 6.9(b).

          "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(b).

          "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(b).

          "Exchangeable Transferor Security" shall mean the security executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9; provided, that at any time there shall be only one Exchangeable Transferor Security.

          "Extended Trust Termination Date" shall have the meaning specified in subsection 12.1(a).

          "FASIT" shall mean a "financial asset securitization investment trust" as defined in Section 860L of the Internal Revenue Code of 1986, as amended.

          "FCI" shall mean Fingerhut Companies, Inc., a corporation organized and existing under the laws of the State of Minnesota.

          "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

          "Finance Charge Collections" shall mean with respect to any Business Day, Collections received with respect to Finance Charge Receivables (other than Discount Receivables) plus Discount Receivables Collections.

          "Finance Charge Receivables" shall mean (i) with respect to consumer revolving credit card accounts, amounts billed from time to time to Obligors in respect of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges (except for fees associated with ancillary products and services sold to Obligors) plus (ii) with respect to all Receivables, Recoveries, any other fees (other than prepaid insurance premiums or fees associated with ancillary products and services sold to Obligors) billed to Obligors, plus (iii) investment earnings on amounts credited to the Excess Funding Account plus (iv) Discount Receivables.

          "Fingerhut" shall mean Fingerhut Corporation, a corporation organized and existing under the laws of the State of Minnesota.

          "FNB" shall mean Fingerhut National Bank, a national banking association.

          "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.

          "FRI" shall mean Fingerhut Receivables, Inc., a Delaware corporation.

          "Global Security" shall have the meaning specified in Section 6.13.

          "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holder" or "Securityholder" shall mean the Person in whose name a Security is registered in the Security Register, and if applicable, the holder of any Bearer Security or Coupon, as the case may be.

          "Indemnified Party" shall have the meaning specified in Section 8.4.

          "Independent Director" shall have the meaning specified in subsection 2.5(f)(vii).

          "Ineligible Receivable" shall mean any Receivable that does not satisfy the definition of Eligible Receivable.

          "Initial Closing Date" shall mean June 29, 1994.

          "Initial Invested Amount" shall mean, with respect to any Series of Securities, the amount stated in the related Supplement or, if not stated therein, the initial Invested Amount.

          "Insolvency Event" shall have the meaning specified in subsection 9.2(a).

          "Interest Funding Account" shall have the meaning specified in subsection 4.2(b).

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Invested Amount" shall have, with respect to any Series of Securities, the meaning stated in the related Supplement.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

          "Investor Account" shall mean each of any Interest Funding Account, any Principal Account, the Excess Funding Account, any Distribution Account and any Series Account.

          "Investor Exchange" shall have the meaning specified in subsection 6.9(b).

          "Investor Percentage" shall mean, with respect to Finance Charge Collections, Defaulted Amounts and Principal Collections and with respect to any Series of Securities, the percentage specified in the related Supplement.

          "Investor Security" shall mean any one of the securities (including, without limitation, the Bearer Securities or the Registered Securities) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the Investor Security or Variable Funding Security attached to the related Supplement, but not including any Transferor Retained Security or Participation.

          "Investor Securityholder" shall mean the Holder of an Investor
Security.

          "Lien" shall mean any lien, security interest or other encumbrance; provided, however, that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

          "Minimum Aggregate Principal Receivables" shall mean, as of any date of determination, (a) the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all outstanding Series and of the Participation Percentages for all outstanding Participations on such date of determination, minus (b) the amount on deposit in the Excess Funding Account and the Pre-Funding Account and the Principal Funding Account for any Series on such date of determination.

          "Minimum Retained Interest" shall mean the product of the weighted average Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all Classes of all Series.

          "Minimum Retained Percentage" shall mean, for any Series, the Minimum Retained Percentage specified in the Supplement for that Series.

          "Minimum Transferor Interest" shall mean, as of any date of determination, the product of (i) the sum of (a) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus (b) all amounts on deposit in the Excess Funding Account and the Pre-Funding Account and Principal Funding Account, if any, for each Series (but not including investment earnings on such amounts) and (ii) the Minimum Transferor Percentage.

          "Minimum Transferor Percentage" shall mean the highest Minimum Transferor Percentage specified in any Supplement.

          "Monthly Period" shall mean, unless otherwise defined with respect to a Series in the related Supplement, the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month.

          "Monthly Servicing Fee" shall mean the Servicing Fee payable to the Servicer with respect to a Monthly Period.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

          "Notice Date" shall have the meaning specified in subsection
2.6(e)(i).

          "Obligor" shall mean a Person obligated to make payments with respect to a Receivable pursuant to a Contract.

          "Officer's Certificate" shall mean a certificate signed by any Vice President, Treasurer, Assistant Treasurer or more senior officer of the Transferor or Servicer and delivered to the Trustee.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

          "Originator" shall mean (i) each of Fingerhut and FNB and any of their respective successors or assigns and (ii) any of their Affiliates.

          "Participation" shall have the meaning specified in Section 6.3(f).

          "Participation Amount" shall mean with respect to any Participation on any date of determination the amount of the interest in the Principal Receivables represented by such Participation as specified in the applicable Participation Supplement.

          "Participation Percentage," with respect to any Participation, shall have the meaning specified in the related Participation Supplement.

          "Participation Supplement" shall mean, with respect to any Participation, a supplement to this Agreement executed in connection with the issuance of such Participation.

          "Paying Agent" shall mean any paying agent appointed pursuant to
Section 6.6 and shall initially be The Bank of New York.

          "Pay Out Commencement Date" shall mean, with respect to each Series, the date on which (a) a Trust Pay Out Event is deemed to occur pursuant to
Section 9.1 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

          "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

          "Periodic Finance Charges" shall have, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

          "Permitted Lien" shall mean with respect to the Receivables: (i) Liens in favor of FCI created pursuant to the Bank Receivables Purchase Agreement and the Transferor created pursuant to the Purchase Agreement and the Bank Receivables Purchase Agreement and assigned to the Trustee pursuant to this Agreement; (ii) Liens in favor of the Trustee pursuant to this Agreement; (iii) Liens in favor of the holder of any Participation pursuant to any Participation Supplement; and (iv) Liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

          "Person" shall mean any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Pool Factor" shall mean, as of any Record Date, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Distribution Date) to the applicable Initial Invested Amount unless otherwise specified with respect to a Series in the related Supplement.

          "Pooling and Servicing Agreement" shall have the meaning assigned in the preamble hereto.

          "Portfolio Yield" shall mean, with respect to any Monthly Period and any outstanding Series, the amount which the related Supplement specifies as the "Portfolio Yield" for such Monthly Period.

          "Pre-Funding Account" shall mean, with respect to any Series, the account designated as such in the related Supplement.

          "Principal Account" shall have the meaning specified in subsection 4.2(b).

          "Principal Collections" shall mean, with respect to any Business Day, the Collections received with respect to Principal Receivables on such Business Day.

          "Principal Funding Account" shall mean, with respect to any Series, the account designated as such in the related Supplement.

          "Principal Receivables" shall mean for any Business Day, the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to Eligible Receivables other than such amounts that are Finance Charge Receivables or Default Amounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

          "Principal Shortfalls" shall mean, with respect to any Business Day and any outstanding Series, the amount which the related Supplement specifies as the "Principal Shortfall" for such Business Day.

          "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(c).

          "Prospective Pay Out Event" shall have the meaning specified in subsection 2.3(m).

          "Purchase Agreement" shall mean (i) the receivables purchase agreement dated as of June 29, 1994 between the Transferor, as purchaser of Receivables, and Fingerhut, as seller of Receivables, as amended from time to time and (ii) the amended and restated receivables purchase agreement dated as of March 18, 1998 between the Transferor, as purchaser of Receivables and FCI, as seller of Receivables, as amended from time to time, and (iii) any receivables purchase agreement between a seller of Receivables and the Transferor, substantially in the form of the receivables purchase agreement referred to in clause (ii) above.

          "Qualified Institution" shall have the meaning specified in subsection 4.2(a).

          "Rating Agency" shall mean, with respect to each Series, the rating agency or agencies, if any, specified in the related Supplement.

          "Rating Agency Condition" shall mean the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in any Rating Agency's reducing or withdrawing its then existing rating of the Investor Securities of any outstanding Series or Class with respect to which it is a Rating Agency.

          "Ratings Event" shall mean with respect to any Class of any outstanding Series rated by a Rating Agency, a reduction or withdrawal of the rating of any such Class by a Rating Agency.

          "Reassignment" shall have the meaning specified in subsection
2.7(b)(i).

          "Reassignment Date" shall have the meaning specified in subsection 2.4(e).

          "Receivable" shall mean with respect to any Obligor, any right to payment of amounts owed by that Obligor under an Account, including, without limitation, all rights of each Originator and obligations of the Obligor under the applicable Account.

          "Record Date" shall mean, with respect to any Distribution Date, unless otherwise specified in the applicable Supplement, the Business Day preceding such Distribution Date, except that, with respect to any Definitive Securities, Record Date shall mean the fifth day of the then current Monthly Period.

          "Recoveries" shall mean any amounts received by the Servicer or the Transferor with respect to Receivables in Defaulted Accounts, including Collections received from Obligors and disposition proceeds.

          "Registered Securities" shall have the meaning specified in Section
6.1.

          "Related Person" shall mean a Person that is an Affiliate of FCI, any Investor Securityholder, any Enhancement Provider, or any Person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

          "Relevant UCC State" shall mean each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee established under this Agreement.

          "Removal Date" shall have the meaning specified in subsection 2.7(b).

          "Removal Notice Date" shall mean the day, no later than the fifth Business Day prior to a Removal Date, on which the Transferor gives notice to the Trustee pursuant to Section 2.7(a) of its intention to remove Accounts from the Trust.

          "Removed Accounts" shall have the meaning specified in subsection 2.7(a).

          "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

          "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including the President, any Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and who shall have direct responsibility for the administration of this Agreement.

          "Restart Date" shall mean the date specified in the notice delivered by the Transferor to the Trustee pursuant to subsection 2.6(a).

          "Retained Interest" shall mean, on any date of determination, the sum of the Transferor Interest and the Invested Amount represented by any Transferor Retained Security.

          "Retained Percentage" shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal

Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

          "Revolving Period" shall have, with respect to each Series, the meaning specified in the related Supplement.

          "Revolving Receivables" shall mean any right to payment arising under an Eligible Account that is a consumer revolving credit card account other than any right to payment with respect to any such Receivables that are classified as "Closed End Receivables" pursuant to clause (b) of the definition thereof.

          "Secured Obligations" shall have the meaning specified in Section 2.1.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Security" shall mean any one of the Investor Securities of any Series or the Exchangeable Transferor Security.

          "Security Owner" shall mean, with respect to a Book-Entry Security, the Person who is the beneficial owner of such Book-Entry Security, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Security Principal" shall mean principal payable in respect of the Investor Securities of any Series pursuant to Article IV of this Agreement as supplemented by the Supplement for such Series.

          "Security Rate" shall mean, with respect to any Series of Securities (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

          "Security Register" shall mean the register maintained pursuant to
Section 6.3, providing for the
registration of the Securities and transfers and exchanges thereof.

          "Series" shall mean any series of Investor Securities issued by the Trust pursuant to a Supplement, which may include within any such Series a Class or Classes of Investor Securities subordinate to another such Class or Classes of Investor Securities.

          "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of the related Series.

          "Series Charge-Off" shall have, with respect to each Series, the meaning specified in the related Supplement.

          "Series Default Amount" shall have, with respect to any Series of Securities, the meaning stated in the related Supplement.

          "Series Pay Out Event" shall have, with respect to any Series, the meaning specified in the related Supplement.

          "Series Percentage" shall mean with respect to any Series, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount of such Series and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

          "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified as such in the related Supplement.

          "Series Termination Date" shall mean, with respect to any Series of Securities, the date stated as such in the related Supplement.

          "Service Transfer" shall have the meaning specified in subsection 10.1(d).

          "Servicer" shall mean FNB in its capacity as Servicer of the Receivables or any Person appointed as Successor Servicer as herein provided to service the Receivables.

          "Servicer Default" shall have the meaning specified in Section 10.1.

          "Servicing Fee" shall have the meaning specified in the related Supplements.

          "Settlement Statement" shall mean a report in the form specified in subsection 1.2(e) as may be supplemented pursuant to any Supplement.

          "Shared Principal Collections" shall mean, with respect to any Business Day, the aggregate amount of Principal Collections for all outstanding Series and Participations that the related Supplements or Participation Supplements, as applicable, specify are to be treated as "Shared Principal Collections" available to be allocated to other Series for such Business Day.
In addition, any payments made by the holder of any Participation and received by the Trustee with respect to the purchase of any Participation or the increase in the amount of the Participation shall be treated as Shared Principal Collections pursuant to Section 4.3.

          "Standard & Poor's" shall mean Standard & Poor's, a Division of The McGraw-Hill Companies, or its successor.

          "Successor Servicer" shall have the meaning specified in subsection 10.2(a).

          "Supplement" shall mean, with respect to any outstanding Series, a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of Securities of such Series.

          "Supplemental Accounts" shall have the meaning specified in subsection 2.6(c).

          "Supplemental Security" shall have the meaning specified in subsection 6.9(d).

          "Targeted Holder" shall mean the beneficial owner of any Security, Participation or other interest in the Trust, other than Securities, Participations or such other interests with respect to which an Opinion of Counsel has been received by the Trust and the Trustee to the effect that such Securities, Participations or such other interest will be treated as debt for United States federal income tax purposes; provided, however, that any Person having a beneficial ownership interest in more than one Security, Participation or other interest in the Trust, each of which separately would cause such Person to be a Targeted Holder, shall be treated as a single Targeted Holder.

          "Tax Opinion" shall mean with respect to any action, an Opinion of Counsel delivered to the Trust and the Trustee to the effect that, for United States federal income tax purposes, (i) such action will not adversely affect the tax characterization as debt of Securities or Participations of any outstanding Series or Class that were characterized as debt for such purposes at the time of their issuance, (ii) following such action the Trust will not be deemed to be an association or a "publicly traded partnership" (within the meaning of Section 7704(b) of the Code) taxable as a corporation and (iii) such action will not cause or constitute a taxable event in which gain or loss would be recognized by any Security Owner or the Trust.

          "Termination Notice" shall have, with respect to any Series, the meaning specified in Section 10.1.

          "Transfer" shall mean transfer, sell, exchange, pledge, hypothecate, participate, assign, or otherwise dispose, in whole or in part.

          "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.3(a) and shall initially be The Bank of New York.

          "Transfer Date" shall mean, with respect to any Series, the Business Day immediately prior to each Distribution Date.

          "Transferor" shall mean Fingerhut Receivables, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

          "Transferor Exchange" shall have the meaning specified in subsection 6.9(b).

          "Transferor Interest" shall mean, on any date of determination, the sum of (i) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus (ii) all amounts on deposit in the Excess Funding Account, the Pre-Funding Account and the Principal Funding Account, if any, for each Series (but not including investment earnings on such amounts) at the end of such immediately preceding day, minus the sum of (x) the Aggregate Invested Amount at the end of such immediately preceding day and (y) the Participation Amount of each Participation then outstanding.

          "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Collections, Finance Charge Collections and Default Amounts, a percentage equal to 100% minus the sum of (i) the applicable Aggregate Investor Percentage with respect to the relevant category and (ii) the applicable Participation Percentages with respect to all Participations.

          "Transferor Retained Class" shall mean any Class of Investor Securities of any Series which the Transferor retained pursuant to the terms of any Supplement.

          "Transferor Retained Securities" shall mean Investor Securities of any Class of any Series which the Transferor retains for so long as the Transferor retains such Investor Securities.

          "Transferred Account" shall mean an Account with respect to which a new account number has been issued by the applicable Originator under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the applicable Credit and Collection Policy.

          "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Trust Property.

          "Trust Extension" shall have the meaning specified in subsection 12.1(a).

          "Trust Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.1.

          "Trust Property" shall have the meaning specified in Section 2.1.

          "Trust Termination Date" shall mean the earliest to occur of (i) unless a Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Securityholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Security Rate through the end of the day prior to the Distribution Date with respect to each such Series and certain other amounts as may be specified in any Series Supplement, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) the date specified in subsection 12.1(a).

          "Trustee" shall mean The Bank of New York (Delaware), a banking corporation organized and existing under the laws of Delaware, and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

          "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

          "Unfunded Security" shall have the meaning specified in subsection 6.9(b).

          "Variable Funding Securities" shall mean a Series of Investor Securities, issued pursuant to Section 6.9 and a Variable Funding Supplement, in one or more Classes, at least one of which may vary in Invested Amount during the Revolving Period for such Series.

          "Variable Funding Supplement" shall mean a Supplement executed in connection with the issuance of Variable Funding Securities.

          Section 1.2  Other Definitional Provisions.

          (a) All terms defined in any Supplement or this Agreement shall have the meanings ascribed to them herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any security, certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in
Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

          (c) The agreements, representations and warranties of FNB in this Agreement and in any Supplement in its capacity as Servicer and of FRI in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of FNB and FRI solely in each such capacity for so long as either of them acts in each such capacity under this Agreement.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

          (e) The Daily Report and Settlement Statement shall be in substantially the forms of Exhibits B and C, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by this Agreement or any Supplement and each such change shall be reasonably acceptable to the Trustee. The Servicer shall, upon making such determination and receiving the consent of the Trustee to such change, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

                                  [End of Article I]

                                      ARTICLE II

                              CONVEYANCE OF RECEIVABLES;
                                ISSUANCE OF Securities

          Section 2.1 Conveyance of Receivables. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust, without recourse, all of its right, title and interest in, to and under (i) the Receivables now existing and hereafter created, in each case, immediately upon the Transferor's acquisition of rights therein, including, without limitation, all accounts, general intangibles, chattel paper, contract rights, and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all proceeds of such Receivables, (iv) the Purchase Agreement with respect to Receivables arising under Eligible Accounts and (v) the Bank Receivables Purchase Agreement with respect to Receivables arising under Eligible Accounts. Such property, together with all monies and investments on deposit from time to time in the Collection Account, the Excess Funding Account, the Series Accounts maintained for the benefit of the Securityholders of any Series of Securities, any Enhancement and all monies available under any Enhancement, to be provided for any Series for payment to the Securityholders of such Series, shall constitute the assets of the Trust (collectively, the "Trust Property"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Securityholder of any obligation of the Transferor, the Servicer, the applicable Originator or any other Person in connection with the Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchants, servicers, or insurers, or in connection with the Purchase Agreement or the Bank Receivables Purchase Agreement.

          In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, one or more financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts, chattel paper or general intangibles (each as defined in Section 9-106 of the UCC as in effect in the Relevant UCC State) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver file-stamped copies of such financing statements or continuation statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of facsimile confirmation of such filing) to the Trustee on or prior to the Initial Closing Date, and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

          To the extent that the transfer of the Receivables from the Transferor to the Trust hereunder may be characterized as a pledge rather than as a sale, the Transferor hereby grants and transfers to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Trust Property to secure a loan in an amount equal to the unpaid principal amount of the Investor Securities issued hereunder or to be issued pursuant to this Agreement and the interest accrued thereon at the related Security Rate and to secure all of the Transferor's and Servicer's obligations hereunder, including, without limitation, the Transferor's obligation to transfer Receivables hereafter created or acquired to the Trust (the "Secured Obligations"), and agrees that this Agreement shall constitute a security agreement under applicable law.

          Section 2.2  Acceptance by Trustee.

          (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in, to and under the Trust Property and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Securityholders.

          (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement. The Trustee shall be entitled to issue Participations in the Trust Property or in any portion thereof in accordance with this Agreement and subsection 6.3(f).

          Section 2.3 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Initial Closing Date and, with respect to any Series of Securities, as of the date of the related Supplement and the related Closing Date for such Series:

          (a) Organization and Good Standing. The Transferor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Purchase Agreement and to execute and deliver to the Trustee the Securities and Participations pursuant hereto.

          (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and Delaware law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

          (c) Due Authorization. The execution and delivery of this Agreement and the Purchase Agreement and the consummation of the transactions provided for herein and therein, have been duly authorized by the Transferor by all necessary corporate action on its part.

          (d) Binding Obligation. Each of this Agreement and the Purchase Agreement, and the consummation of the transactions provided for herein and therein, constitutes a legal, valid, and binding obligation of the Transferor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (e) No Conflicts. The execution and delivery of this Agreement and the Purchase Agreement and the performance of the transactions contemplated hereby and thereby, do not (i) contravene the Transferor's charter or bylaws,
(ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

          (f) Taxes. Except as specified on Schedule 1, the Transferor and each prior owner of the Receivables has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

          (g) No Violation. The execution and delivery of this Agreement and the Purchase Agreement and the execution and delivery to the Trustee of the Securities, the performance of the transactions contemplated by this Agreement and the Purchase Agreement and the fulfillment of the terms hereof and thereof will not violate any Requirements of Law applicable to the Transferor, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Transferor or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the

Transferor is a party or by which it or its properties are bound.

          (h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement and the Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or (v) seeking to affect adversely the tax attributes of the Trust.

          (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of this Agreement, the Purchase Agreement and the Securities, the performance of the transactions contemplated by this Agreement and the Purchase Agreement and the fulfillment of the terms hereof and thereof, have been obtained.

          (j) Bona Fide Receivables. Each Receivable is or will be an account receivable arising out of the performance by the applicable Originator in accordance with the terms of the Contract giving rise to such Receivable. The Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in this Agreement.

          (k) Place of Business. The principal executive offices of the Transferor are in Minnetonka, Minnesota, and the offices where the Transferor keeps its records concerning the Receivables and related Contracts are in Hennepin County, Minnesota and St. Cloud, Minnesota.

          (l) Use of Proceeds. No proceeds of the issuance of any Security will be used by the Transferor to purchase or carry any margin security.

          (m) Pay Out Event. No Pay Out Event and no condition that with the giving of notice and/or the passage of time constitutes a Pay Out Event (a "Prospective Pay Out Event") has occurred and is continuing.

          (n) Not an Investment Company. The Transferor is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.


          (o) Solvency. The Transferor is not insolvent and will not be rendered insolvent upon the transfer of the Receivables to the Trust.

          The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to
Section 10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Securities, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the Transferor set forth in Section 2.3, are true and correct as of such date (and for the purposes of such representations and warranties, "Securities" shall mean the Securities issued on the related Closing Date) and that each representation and warranty set forth in this Section 2.3 and in Section 2.4(a)(i) with respect to the Agreement shall be made at such time with respect to the applicable Supplement. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          Section 2.4 Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

          (a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, that, as of the Initial Closing Date and with respect to any Series of Securities, as of the date of its related Supplement and Closing Date, and, with respect to any Accounts arising after the Initial Closing Date, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust:

               (i) Each of the Purchase Agreement and this Agreement constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (ii) The transfer of Receivables by the Transferor to the Trust under this Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Trust Property, and such Trust Property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Permitted Liens, (y) the interest of the Transferor as Holder of the Exchangeable Transferor Security and any other Class of Securities held by the Transferor from time to time and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Interest Funding Account, any Principal Account, the Excess Funding Account, or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a first priority security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Trust Property, which grant is enforceable with respect to the existing Receivables and the proceeds thereof upon execution and delivery of this Agreement, which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation and which will be enforceable with respect to Receivables in Additional Accounts and the proceeds thereof designated for inclusion in the Trust (other than Receivables in Supplemental Accounts) as of the Addition Date with respect to such Additional Accounts. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section
     2.1 and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens. Except as contemplated in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account, any Principal Account, any Interest Funding Account, the Distribution Account, the Excess Funding Account, any principal funding account for any Series or any other Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, any such account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State. The Purchase Agreement constitutes a valid transfer, assignment, set-over and conveyance to the Transferor of all right, title and interest of the seller which is a party thereto in and to the Receivables purported to be sold thereunder, whether then existing or thereafter created in the applicable Receivables and the proceeds thereof.

                (iii) The Transferor is (or, with respect to Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Trust free and clear of any Lien other than Permitted Liens.

               (iv) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of Trust Property to the Trust have been obtained.

               (v) Each Account classified as an "Eligible Account" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account as of the time of such document or report and each Receivable classified as an "Eligible Receivable" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or report.

               (vi) Each Eligible Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

          (b) Daily Representations and Warranties. On each day on which any new Eligible Receivable is transferred to the Trust, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Eligible Receivable purchased by the Transferor on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Permitted Liens) and
(B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

          (c) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

          (d) Designation of Ineligible Receivables. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.3(j) or subsections 2.4(a)(iii) through (vi) or subsection 2.4(b), or in the event that a Receivable is not an Eligible Receivable on the date of its transfer to the Trust as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; provided, however, that if such representations and warranties with respect to such Receivable shall subsequently be true and correct in all material respects as if such Receivable had been created on such day or such Receivable shall subsequently satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an Eligible Receivable, and the related Principal Receivable shall be included in determining the Aggregate Principal Receivables on such day. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the Aggregate Principal Receivables used in the calculation of any Investor Percentage or Participation Percentage, the Transferor Percentage or the Transferor Interest. In the event that on any Business Day the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Minimum Transferor Interest, the Transferor shall immediately make a deposit in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest as a result of the exclusion of such Ineligible Receivable.

          (e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsections 2.3(a), (b) and
(c) and subsections 2.4(a)(i) and (ii) with respect to any

Series, either the Trustee or the Holders of Investor Securities representing more than 50% of the aggregate Invested Amount of such Series, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Securityholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the face amount of the Invested Amount to be repurchased (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Receivables (which shall include related Finance Charge Receivables) on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made, and no notice of such reassignment may be given, if, at any time during such applicable period, the representations and warranties contained in subsections 2.3(a), (b) and (c) and subsections 2.4(a)(i) and (ii) shall then be true and correct in all material respects. The Transferor shall provide written notice to the Rating Agencies of any such reassignment. The Transferor shall, on the Transfer Date preceding the Reassignment Date, deposit (in next day funds) an amount equal to the reassignment deposit amount for such Series in the related Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Securityholders pursuant to
Article XII. The reassignment deposit amount with respect to any Series, unless otherwise stated in the related Supplement, shall be equal to (i) the Invested Amount of such Series at the end of the day on the Business Day preceding the Reassignment Date, less the amount, if any, on deposit in the Principal Account or any Series Account on such date and allocated for payment of principal to such Securityholders, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Securities of such Series at the applicable Security Rate through such Business Day, less the amount, if any, previously allocated for payment of interest to the Securityholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs plus any other amounts accrued and owing as specified in the applicable Supplement. Payment of the reassignment deposit amount with respect to any Series, and all other amounts in the Distribution Account or the applicable Series Account on such date and allocated for payment to the Securityholders of such Series, shall be considered a prepayment in full of the Receivables represented by the Investor Securities of such Series. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables in an amount of Principal Receivables equal to the face amount of the Invested Amount to be repurchased and all monies due or to become due with respect thereto and all proceeds of such Receivables shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to such reassigned Receivables, all monies due or to become due with respect thereto and all proceeds of such reassigned Receivables. If the Trustee or the Investor Securityholders of any Series give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the applicable Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.3(a), (b) and (c) and 2.4(a)(i) and (ii) available to the Investor Securityholders of such Series or the Trustee on behalf of the Investor Securityholders of such Series. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable by the Transferor pursuant to this Agreement or any Supplement or the eligibility of any Receivable for purposes of this Agreement or any Supplement.

          Section 2.5 Covenants of the Transferor. The Transferor hereby covenants that:

          (a) Receivables to be Accounts, Chattel Paper or General Intangibles. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the

Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Transferor will take no action to cause any Receivable to be anything other than an "account," "chattel paper" or a "general intangible" (as defined in the UCC as in effect in the Relevant UCC State) except in connection with the enforcement of collection of a Receivable. The Transferor will provide notice to Moody's prior to the inclusion in the Trust of any Receivable which would be characterized as "chattel paper" (as defined in the UCC as in effect in the relevant UCC State).

          (b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Permitted Lien.

          (c) Delivery of Collections. In the event that the Transferor receives Collections, the Transferor agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than two Business Days following the Date of Processing thereof.

          (d) Notice of Liens. The Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

          (e) Enforcement of Purchase Agreements. The Transferor agrees to take all action necessary and appropriate to enforce its rights and claims under the Purchase Agreement and the Bank Receivables Purchase Agreement with respect to Receivables arising under Eligible Accounts.

          (f)  Separate Corporate Existence.  The Transferor shall:

               (i) Maintain in full effect its existence, rights and franchises as a corporation or a limited liability company under the laws of the state of its incorporation and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to effect proper administration hereof and to permit and effectuate the transactions contemplated hereby.

               (ii) Maintain its own deposit account or accounts, separate from those of any Affiliate of the Transferor, with commercial banking institutions. The funds of the Transferor will not be diverted to any other Person or for other than the corporate use of the Transferor, and, except as may be expressly permitted by this Agreement or the Purchase Agreement, the funds and assets of the Transferor shall not be commingled with those of any Affiliate of the Transferor.

               (iii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

               (iv) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other

     Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Transferor and any of its Affiliates shall be only on an arm's-length basis.

               (v) Maintain a principal executive and administrative office through which its business is conducted separate from those of its stockholders and Affiliates. To the extent that the Transferor and any of its stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

               (vi) Conduct its affairs strictly in accordance with its charter and by-laws and observe all necessary, appropriate and customary corporate formalities, including taking all actions of stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, adopting all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts.

               (vii) Ensure that its Board of Directors shall be elected independently from the Boards of Directors of its Affiliates and shall at all times include at least two members of the Board of Directors of the Transferor who are not and have not been (x) directors, officers, employees or shareholders of FCI or Fingerhut or any Affiliate thereof other than any other limited purpose subsidiary of FCI, Fingerhut or any Affiliate within a period of three years prior to such Person's election to the Board of Directors or (y) members of the immediate family of any of the foregoing).

               (viii) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

               (ix) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor, except as expressly contemplated by this Agreement or the Purchase Agreement.

               (x) Ensure that no Affiliate of the Transferor shall advance funds to the Transferor, other than capital contributions from its corporate parent made to enable the Transferor to pay the purchase price of Receivables or as is otherwise provided in the Purchase Agreement, and no Affiliate of the Transferor will otherwise supply funds to, or guaranty debts of, the Transferor; provided, however, that its corporate parent may provide funds to the Transferor in connection with capitalization of the Transferor to assure that the Transferor has substantial assets.

               (xi) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any Affiliate of the Transferor.

               (xii) Ensure that any financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

          (g) Purchase Agreement Notices. The Transferor (i) shall promptly give the Trustee copies of any notices, reports or certificates given or delivered to the Transferor under the Purchase Agreement, (ii) shall not, without the consents, approvals and opinions, if any, required by Section 13.1, as if Section 13.1 related to the Purchase Agreement rather than this Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of, the Purchase Agreement and (iii) shall not permit the addition or removal of an Account or a Receivable to or from the operation of the Purchase Agreement unless there is a corresponding right or obligation of the Transferor to add or remove such Account or Receivable to or from the Trust.

          (h) Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order of any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, unless otherwise required by law or to conform with an express direction of an Obligor, the Transferor agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and that Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

          Section 2.6  Addition of Receivables.

          (a) Subject to subsections 2.6(b) and (c), all receivables which meet the definition of Receivables shall be included as Receivables from and after the date upon which such Receivables are first acquired by the Transferor and all such Receivables, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon purchase by the Transferor.

          (b) The Transferor shall not transfer to the Trust Receivables of new Obligors as Eligible Receivables unless, in addition to satisfying the requirements of clauses (a) through (f) of the definition of Eligible Receivables, the following condition is met: unless the Rating Agencies otherwise consent, with respect to any Monthly Period the number of new Obligors on Receivables (which shall include any Obligors who, prior to the relevant measuring period, did not have a relationship with Fingerhut, FNB or any Affiliate thereof) since the first day of the eleventh preceding Monthly Period that are Back End Customers minus the number of new Obligors on Receivables that are Back End Customers who have previously been approved by the Rating Agencies since the first day of such eleventh preceding Monthly Period shall not exceed 20% of the number of Back End Customers on Receivables in the Trust at the close of business on the last day of such eleventh preceding Monthly Period. In addition, the Transferor may elect at any time, or may be required in accordance with the preceding sentence, to suspend the automatic inclusion of receivables in new accounts which would otherwise be Additional Accounts as of any Business Day (the "Automatic Addition Suspension Date"), or terminate any such inclusion as of any Business Day (an "Automatic Addition Termination Date") until a date (the "Restart Date") to be identified in writing by the Transferor to the Trustee, the Servicer and each Rating Agency at least 10 days prior to such Restart Date. Promptly after an Automatic Addition Suspension Date or any Automatic Addition Termination Date, or a Restart Date, the Transferor and the Trustee agree to execute and the Transferor agrees to record and file at its own expense an amendment to the financing statements referred to in Section 2.1 to specify the Accounts the Receivables in which are then subject to this Agreement (which specification may incorporate a list of accounts by reference) and may, except in connection with any such filing made after a Restart Date, release any security interest in any accounts created after the Automatic Addition Suspension Date or any Automatic Addition Termination Date. The Transferor shall provide notice to Moody's if and when the Transferor or, to the knowledge of the Transferor, the Servicer is able to perform the test set forth above based upon the percentage growth of the Receivables based on the amount of Receivables outstanding from time to time.

          (c) The Transferor may (or shall if the condition in subsection 2.6(b) is not met) elect to terminate or suspend the automatic inclusion of receivables in new accounts which would otherwise be Additional Accounts pursuant to subsection 2.6(b) by delivering to the Trustee, the Servicer and each Rating Agency ten days' prior written notice of such election. If the Transferor has elected to terminate or suspend the inclusion of receivables in new accounts which would otherwise be Additional Accounts and (i) on any Determination Date, the Transferor Interest is less than the Minimum Transferor Interest, the Transferor shall designate additional consumer revolving credit card accounts or closed-end installment loans that satisfy the requirements of the first sentence of the definition of "Additional Accounts" ("Supplemental Accounts") to be included as Accounts in a sufficient number such that the Transferor Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest, or (ii) on any Determination Date, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Supplemental Accounts to be included as Accounts and transfer the outstanding receivables therein in a sufficient number such that the Aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables in such Supplemental Accounts shall be transferred to the Trust on or before the tenth Business Day following such Determination Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Transferor shall be deemed to have represented and warranted that the Receivables in such Accounts to be included as Eligible Receivables satisfy the requirements of the definition of "Eligible Receivables" as of such date.

          (d) In addition to its obligation under subsection 2.6(c), the Transferor may, by giving ten Business Days' notice to the Trustee and each Rating Agency, but shall not be obligated to, designate from time to time Supplemental Accounts of the Transferor to be included as Accounts.

          (e) Unless otherwise specified in a Series Supplement, the Transferor agrees that any such transfer of Receivables from Supplemental Accounts, under subsection 2.6(c) or (d), shall satisfy the following conditions (to the extent provided below):

               (i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(c) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(d)

     (as applicable, the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

               (ii) on or before the applicable Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Securityholders) in substantially the form of Exhibit H (the "Assignment") and the Transferor shall have indicated in its computer files that the Receivables in the Supplemental Accounts have been transferred to the Trust and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Principal Receivables in such Supplemental Accounts, as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment;

               (iii) the Transferor shall represent and warrant that (x) no selection procedure that is materially adverse to the interests of the Investor Securityholders or any holder of a Participation was utilized in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of the Receivables in the Supplemental Accounts to the Trust;

               (iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to (A) the Receivables in the Supplemental Accounts then existing and thereafter created, in each case, immediately upon the Transferor's acquisition of rights therein, (B) all monies and investments due or to become due with respect thereto

     (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (C) all proceeds of such Receivables, (D) the Purchase Agreement with respect to Receivables arising in the Supplemental Accounts and (E) the Bank Receivables Purchase Agreement with respect to Receivables arising in the Supplemental Accounts, and such Trust Property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (i) Permitted Liens, (ii) the interest of the Transferor as Holder of the Exchangeable Transferor Security and any other Class of Securities held by the Transferor from time to time and (iii) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Interest Funding Account, any Principal Account, the Excess Funding Account, or any Series Account, as provided in this Agreement or the related Supplement, or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under such property to the Trust, which grant is enforceable with respect to the then existing Receivables in the Supplemental Accounts and the proceeds thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof, upon such creation, and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in
     Section 2.1 and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens;

               (v) the Transferor shall deliver to the Trustee an Officer's Certificate substantially in the form of Schedule 2 to Exhibit H confirming the items set forth in paragraph (ii) above;

               (vi) the Transferor shall deliver to the Trustee an Opinion of Counsel with respect to the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies) substantially in the form of Exhibit I; and

               (vii) the Transferor shall have received written notice from the Rating Agencies that the inclusion of such accounts as Supplemental Accounts pursuant to subsection 2.6(c) or (d), as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Class of any Series of Investor Securities then issued and outstanding and shall have delivered such notice to the Trustee.

          Section 2.7  Removal of Accounts.

          (a) On each Determination Date that the Transferor Interest as of the last day of the related Monthly Period exceeds the Minimum Transferor Interest as of the last day of such Monthly Period, the Trustee shall be deemed to have offered to the Transferor automatically and without any notice to or action by or on behalf of the Trustee, as of such Determination Date, the right to remove from the Trust all of the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies then due or to become due and all amounts thereafter received with respect thereto and all proceeds thereof in or with respect to those Accounts designated by the Transferor (the "Removed Accounts") in an aggregate amount not greater than the lesser of (i) the excess of the Transferor Interest over the Minimum Transferor Interest and (ii) the excess of Aggregate Principal Receivables over the Minimum Aggregate Principal Receivables as of the last day of the related Monthly Period. To accept such offer, the Transferor is required to furnish to the Trustee and each Rating Agency written notice by the fifth Business Day after the Determination Date specifying the approximate aggregate amount of Principal Receivables covered by the offer that the Transferor intends to accept. There shall be no more than one such removal with respect to any Monthly Period.

          (b) In addition to the satisfaction of the conditions set forth in subsection 2.7(a), the Transferor shall be permitted to accept reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

               (i) On each date specified by the Transferor for removal of the Removed Accounts (a "Removal Date"), the Transferor shall prepare and the Trustee shall execute and deliver to the Transferor a written reassignment in substantially the form of Exhibit J (the "Reassignment") and the Transferor shall deliver to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables in which remain in the Trust specifying for each such Account, as of the Removal Notice Date, its account number and the principal balance of such Account. Such computer file or microfiche list shall be incorporated into and made part of this Agreement as of the date of such Reassignment.

               (ii) The Transferor shall represent and warrant as of each Removal Notice Date that (a) the list of the Accounts not removed from the Trust, as of the Removal Notice Date, complies in all material respects with the requirements of paragraph (i) above and (b) no selection procedure used by the Transferor that is materially adverse to the interests of the Investor Securityholders was utilized in selecting the Removed Accounts.


               (iii) The Transferor shall represent and warrant that the removal of any Receivables in any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause, immediately or with the passage of time, a Pay Out Event to occur.

               (iv) The Transferor shall have delivered at least 20 days' (or such lesser number as any Rating Agency may agree) prior written notice (which may be given prior to the Removal Date in expectation that the Trustee will make the offer described in subsection 2.7(a)) of such removal to each Rating Agency that has rated any outstanding Class of any Series and the Trustee shall have received written confirmation from each such Rating Agency that such Rating Agency will not reduce or withdraw its rating on any outstanding Class of any Series as a result of such removal.

               (v) The Transferor shall have delivered to the Trustee an Officer's Certificate confirming the Transferor's compliance with the items set forth in paragraphs (i) through (iv) above. The Trustee may conclusively rely on such certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          (c) Upon satisfaction of the conditions set forth in subsections 2.7(a) and (b), the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust as of the Removal Date.

          Section 2.8. Defaulted Account. On the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables outstanding in such Account, all monies due or to become due with respect thereto and all proceeds of such Receivables allocable to the Trust with respect to such Defaulted Account, excluding Recoveries relating thereto, which shall remain a part of the Trust Property. On each Determination Date, the Servicer shall calculate the aggregate Series Default Amount for the preceding Monthly Period with respect to each Series and the Participation Percentage of the Default Amount allocable to each Participation.

          Section 2.9 Covenants of the Transferor with Respect to the Purchase Agreement. The Transferor, in its capacity as purchaser of the Receivables from FCI or any Originator pursuant to a Purchase Agreement, hereby covenants that the Transferor will at all times enforce the covenants and agreements of each Originator in a Purchase Agreement and, as assignee of FCI's rights, of FNB in the Bank Receivables Purchase Agreement, including, without limitation, the covenants therein with respect to the Credit and Collection Policy.

          The Transferor further covenants that the Transferor will not enter into or consent to any amendments to the Bank Receivables Purchase Agreement or the

Purchase Agreement that would cause a Ratings Event to occur.

                                 [End of Article II]

                                     ARTICLE III

                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES

          Section 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

          (a) FNB agrees to act as the Servicer under this Agreement. The Investor Securityholders of each Series by their acceptance of the related Securities consent to FNB acting as Servicer. Notwithstanding the foregoing or any other provisions of this Agreement or any Supplement, the Investor Securityholders consent to Fingerhut or an Affiliate of Fingerhut acting as Servicer hereunder, in full substitution for FNB; provided that Fingerhut or any such Affiliate acting as Servicer shall expressly assume in writing (unless such assumption occurs by operation of law), by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer, as applicable hereunder, and shall in all respects be designated the Servicer under this Agreement; provided, further, that the Rating Agencies shall have received prior written notice of such a designation of a new Servicer; and provided, further, that, with respect to any Affiliate of Fingerhut acting as Servicer hereunder, Fingerhut will remain jointly and severally liable with such Affiliate.

          (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures and the applicable Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee in writing to make withdrawals and payments, from any Interest Funding Account, the Excess Funding

Account, any Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee in writing to take any action permitted or required under any Enhancement at such time as set forth in this Agreement and any Supplement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables, (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements and (vi) to delegate certain of its service, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the applicable Credit and Collection Policy; provided, however, that the Servicer shall notify the Trustee and the Rating Agencies in writing of any material delegation; and provided further that the Servicer shall remain jointly and severally liable with such Person. The Trustee agrees that it shall promptly follow the instructions of the Servicer or any subservicer to withdraw funds from the Collection Account, any Principal Account, any Interest Funding Account, the Excess Funding Account, or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as the Servicer certifies are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (c) The Servicer shall not be obligated to use separate servicing procedures, offices or employees for servicing the Receivables from the procedures, offices and employees used by the Servicer in connection with servicing other credit card receivables.

          (d) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

          Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee in respect of each day prior to the termination of the Trust pursuant to Section 12.1 (the "Servicing Fee"), payable in arrears on each date and in the manner specified in the applicable Supplement, equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the weighted average Series Servicing Fee Percentage for all outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Invested Amount of such Series) and (iii) the daily average aggregate amount of all Principal Receivables over the term of such measuring period. The share of the Servicing Fee allocable to each Series with respect to any date of payment shall be equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the applicable Series Servicing Fee Percentage for such Series and (iii) the Invested Amount of such Series, as appropriate, as of the date of determination for such payment as specified in the applicable Supplement. The share of the Servicing Fee with respect to any Monthly Period allocated to any Participation will be determined in accordance with the applicable Participation Supplement. The remainder of the Servicing Fee shall be paid by the Transferor, or retained by the Servicer as provided in Article IV, and in no event shall the Trust, the Trustee, any Enhancement Provider, the holder of any Participation or the Investor Securityholders be liable for the share of the Servicing Fee to be paid by the Transferor.

          The Servicer shall be responsible for its own expenses incurred in connection with the servicing of the Receivables, including without limitation the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Securityholders or the Security Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith). In the event that the Servicer fails to pay any amounts due to the Trustee pursuant to Section 11.5, the Trustee shall be entitled to deduct and receive such amounts from the Servicing Fee prior to the payment thereof to the Servicer and the obligations of the Trust to pay any such amounts shall thereby be fully satisfied. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

          Section 3.3 Representations and Warranties of the Servicer. FNB, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Securities issued on the Initial Closing Date:

          (a) Organization and Good Standing. The Servicer is either (i) a national banking association duly organized, validly existing and in good standing under the laws of the United States or (ii) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and has obtained all necessary licenses and approvals as required under Federal and state law in order to service the Receivables as required by this Agreement, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of the Receivables.

          (c) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

          (d) Binding Obligation. This Agreement and the consummation of the transactions provided for herein, constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Servicer is a party or by which it is bound.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the tax attributes of the Trust.

          (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Securityholders or any Enhancement Provider.

          (h) Protection of Securityholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Securityholders in any Receivable or the related Account, the rights or obligations of any Enhancement Provider, or the rights of any holder of a Participation nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the applicable Credit and Collection Policy.

          (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained; provided, however, that the Servicer makes no representation or warranty regarding State securities or "Blue Sky" laws in connection with the distribution of the Securities.

          (j) Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the applicable Credit and Collection Policy or the normal operating procedures of the Servicer.

          (k) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable (in which case any such promissory note would be made in the name of the Trust on behalf of the Securityholders), the Servicer will take no action to cause any Receivable to be evidenced by an instrument (as defined in the UCC as in effect in the Relevant UCC State).

          (l) Principal Place of Business. The Servicer shall at all times maintain its principal executive offices within the United States.

          Section 3.4  Reports and Records for the
Trustee.

          (a) Daily Records. Upon reasonable prior notice by the Trustee, the Servicer shall make available at an office of the Servicer (or other location designated by the Servicer if such records are not accessible by the Servicer at an office of the Servicer) selected by the Servicer for inspection by the Trustee or its agent (reasonably acceptable to the Servicer) on a Business Day during the Servicer's normal business hours a record setting forth (i) the Collections on the Receivables and (ii) the amount of Receivables for the Business Day preceding the date of the inspection. The Servicer shall, at all times, maintain its computer files with respect to the Receivables in such a manner so that the Accounts and the Receivables may be specifically identified and, upon reasonable prior request of the Trustee, shall make available to the Trustee, at an office of the Servicer (or other location designated by the Servicer if such computer files are not located at an office of the Servicer) selected by the Servicer, on any Business Day of the Servicer during the Servicer's normal business hours any computer programs necessary to make such identification.

          (b)  Daily Report.

               (i) On each Business Day the Servicer shall prepare a completed Daily Report.

               (ii) The Servicer shall deliver to the Trustee and the Paying Agent the Daily Report by 3:00 p.m. (New York City time) on each Business Day with respect to activity in the Receivables for the prior Business Day (or, in the case of a Daily Report delivered on the second Business Day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such preceding non-Business
     Days).

               (iii) Upon discovery of any error or receipt of notice of any error in any Daily Report, the Servicer, the Transferor and the Trustee shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. If any such error is materially adverse to the interests of the Investor Securityholders of any Series or any holder of a Participation, the Servicer or the Trustee, as the case may be, shall retain all Collections which would otherwise be paid from the Trust (or such lesser amount as the Trustee and the Servicer shall agree to be necessary to cover any such error) in the Collection Account until such error is corrected. Unless the Trustee has received written notice of any error or discrepancy, the Trustee may rely on each Daily Report delivered to it for all purposes hereunder.

          (c) Settlement Statement. On the second Business Day prior to each Distribution Date, the Servicer shall, prior to 3:00 p.m. (New York City time) on such day, deliver to the Trustee and the Paying Agent the Settlement Statement for the related Monthly Period substantially in the form of Exhibit C hereto, including the following information (which, in the case of clauses
(iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Security): (i) the aggregate amount of Collections received for the Monthly Period preceding such Distribution Date and the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections processed during such Monthly Period; (ii) the aggregate amount of the applicable Investor Percentage of Principal Collections processed during the Monthly Period preceding such Distribution Date for each Series of Securities and each Participation and the aggregate amount of the applicable Investor Percentage of Finance Charge Collections processed during the Monthly Period preceding such Distribution Date for each Series of Securities and each Participation; (iii) for each Series and for each Class within any such Series, the total amount to be distributed to Investor Securityholders on the next succeeding Distribution Date; (iv) for each Series and for each Class within any such Series, the amount of such distribution allocable to principal; (v) for each Series and for each Class within any such Series, the amount of such distribution allocable to interest; (vi) for each Series, and each Class within a Series, and each Participation, the Series Default Amount for the related Monthly Period; (vii) for each Series and each Class within a Series, the amount of the Series Charge-Offs and the amount of the reimbursements of Series Charge-Offs for such Distribution Date; (viii) for each Series and each Participation, the Servicing Fee for such Distribution Date; (ix) for each Series, the existing deficit controlled amortization amount, if applicable; (x) the Aggregate Principal Receivables in the Trust at the close of business on the last day of the Monthly Period preceding such Distribution Date; (xi) for each Series, the Invested Amount thereof at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (xii) the available amount of any Enhancement for each Class of each Series, if any; (xiii) for each Series and each Class within a Series, the Pool Factor as of the end of the related Monthly Period; (xiv) whether a Pay Out Event or a Prospective Pay Out Event with respect to any Series shall have occurred during or with respect to the related Monthly Period; (xv) the amount of any Adjustment Payments for the related Monthly Period; and (xvi) such other calculations as may be required by any Supplement. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4 or such other matters as are set forth in any Settlement Statement. The Servicer shall also provide a copy of the Settlement Statement in a prompt manner to each Rating Agency.

          Section 3.5 Annual Servicer's Certificate. The Servicer will deliver, in accordance with Section 13.5, to the Trustee, any Enhancement Provider and the Rating Agencies, within 100 days of the end of each fiscal year an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the preceding fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Securityholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          Section 3.6  Annual Independent Accountants' Servicing Report.

          (a) Within 100 days of the end of each fiscal year, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report with respect to the prior fiscal year (or, in the case of the first such period, the period beginning on the Initial Closing Date and ending on the last day of the related fiscal year) to the Trustee, any Enhancement Provider and each Rating Agency, to the effect that such firm has applied certain procedures, agreed upon between such firm and the Servicer, which are substantially as set forth in Exhibit G hereto, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Receivables. In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures.

          (b) Within 100 days of the end of each fiscal year, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, any Enhancement Provider and the Rating Agency to the effect that they have compared the amounts and percentages set forth in four of the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor or Servicer which are used to prepare the Daily Reports) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Investor Securityholder; provided, however, that in the event that the independent certified public accountants who are preparing such report are not the accounting firm that is the independent accountants for FCI during the relevant period, then the independent certified public accountants who are preparing such report shall compare the amounts set forth in each of the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by the report with the applicable computer reports.

          Section 3.7 Tax Treatment. The Transferor has structured this Agreement and the Investor Securities with the intention that the Investor Securities will qualify under applicable federal, state and local tax law as indebtedness. Except to the extent expressly specified to the contrary in any Supplement, the Transferor, the Servicer, the Holder of the Exchangeable Transferor Security, each Investor Securityholder, Holder of a Variable Funding Security, and each Security Owner agree to treat and to take no action inconsistent with the treatment of the Investor Securities (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Securityholder, Holder of a Variable Funding Security and the Holder of the Exchangeable Transferor Security, by acceptance of its Security and each Security Owner, by acquisition of a beneficial interest in a Security, agree to be bound by the provisions of this Section 3.7. Each Securityholder agrees that it will cause any Security Owner acquiring an interest in a Security through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7. Furthermore, subject to Section 11.11, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

          Section 3.8 Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the aggregate amount of the Principal Receivables used to calculate the Investor Percentages applicable to any Series and the Transferor Interest will be reduced by the principal amount of any such adjustment. Similarly, the aggregate amount of the Principal Receivables will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.5(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following any such adjustment, the Transferor Interest would be less than the Minimum Transferor Interest, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer, for deposit into the Excess Funding Account, in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest as a result of such adjustment or exclusion. Any amount deposited into the Excess Funding Account in connection with the adjustment of a Receivable (an "Adjustment Payment") shall be applied in accordance with Article IV and the terms of each Supplement.

          (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such deposit was in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account (or shall be entitled to receive a refund from the Collection Account in the case of an excess deposit) to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to subsection 3.4(b).

          Section 3.9 Notices to FNB and Fingerhut. In the event that FNB or any Affiliate thereof is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to FNB and Fingerhut each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

                                 [End of Article III]

                                      ARTICLE IV


                    RIGHTS OF SECURITYHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

          Section 4.1 Rights of Securityholders. Each Series of Investor Securities shall represent undivided interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV and the related Supplement to be deposited in the Investor Accounts or to be paid to the Investor Securityholders of such Series; provided, however, that the aggregate interest represented by such Investor Securities at any time in the Principal Receivables shall not exceed an amount equal to the Invested Amount of such Investor Securities. The Exchangeable Transferor Security shall represent the remaining undivided interest in the Trust not allocated, pursuant to this Agreement, any Supplement or any Participation Supplement to the Securityholders or any Participation, respectively, including the right to receive the Collections and other amounts with respect to each Series at the times and in the amounts specified in this Article IV and the related Supplement to be paid to the Holder of the Exchangeable Transferor Security; provided, however, that the aggregate interest represented by the Exchangeable Transferor Security at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and the Exchangeable Transferor Security shall not represent any interest in the Investor Accounts, except as provided in this Agreement and the Supplements, or the benefits of any Enhancement issued with respect to any Series.

          Section 4.2  Establishment of Accounts.

          (a) The Collection Account. The Servicer, for the benefit of the Securityholders, shall establish in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders, and shall cause such Collection Account to be established and maintained,
(i) in a deposit account of a depositary institution or trust com-pany (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, which at all times has a short-term rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than any such obligation the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) rating of at least Aa3 by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or (ii) in a segregated trust account with the corporate trust department of a depositary institution, which may include the Trustee, which is rated at least Baa3 by Moody's (in the case of (i) and (ii), a "Qualified Institution"). If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Transferor shall direct the Servicer to establish within 10 Business Days a new Collection Account with a Qualified Institution, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account." The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof. Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the power revocable by the Trustee to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

          The Collection Account shall be under the sole dominion and control of the Trustee and the Trustee shall possess all right, title and interest in all funds from time to time on deposit in such account.

          (b) The Interest Funding and Principal Accounts. The Trustee, for the benefit of the Investor Securityholders, shall establish and maintain with a Qualified Institution in the name of the Trust two segregated accounts for each Series (an "Interest Funding Account" and a "Principal Account," respectively), each bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Securityholders of such Series. Except as provided in subsection 4.2(e), each Interest Funding Account and each Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor

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

Securityholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Interest Funding Account and any Principal Account for the purpose of carrying out the Servicer's or the Trustee's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in each Principal Account and each Interest Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Securityholders of such Series. If, at any time, the institution holding the Interest Funding Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Interest Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Interest Funding Account and from the date such new Interest Funding Account is established, it shall be the "Interest Funding Account." Similarly, if, at any time, the institution holding any Principal Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Principal Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Principal Account and from the date such new Principal Account is established, it shall be a "Principal Account."

          (c) Distribution Accounts. The Trustee, for the benefit of the Investor Securityholders of each Series, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution a non-interest-bearing segregated demand deposit account for each Series (a "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Securityholders of such Series. Each Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Securityholders of the related Series. Pursuant to the authority granted to the Paying Agent herein, the Paying Agent shall have the power, revocable by the Trustee, to make withdrawals and payments from the Distribution Account for the purpose of carrying out the Paying Agent's duties hereunder and pursuant to any related Supplement. If, at any time, the institution

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

holding a Distribution Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Distribution Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Distribution Account and from the date such new Distribution Account is established, it shall be a "Distribution Account."

          (d) The Excess Funding Account. The Trustee, for the benefit of the Securityholders, shall cause to be established in the name of the Trustee, on behalf of the Securityholders, with a Qualified Institution, a segregated account (the "Excess Funding Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders. Except as provided in subsection 4.3(f), the Excess Funding Account shall, except as otherwise provided herein, be under the sole dominion and control of the Trustee for the benefit of the Securityholders. Pursuant to the authority granted to the Servicer herein, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out the Servicer's or Trustee's duties hereunder.
If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within 10 Business Days a new Excess Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents.

          (e) Administration of the Principal Accounts and the Interest Funding Accounts. Funds on deposit in each Principal Account and each Interest Funding Account shall at all times be invested by the Trustee at the written direction of the Transferor on behalf of the Transferor in Cash Equivalents. Any such investment shall mature and such funds shall be available for withdrawal on or before the Transfer Date following the Monthly Period in which such funds were processed for collection. No such investments shall be liquidated

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

prior to maturity. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in each Principal Account and each Interest Funding Account shall be applied as specified in the applicable Supplement. Any investment instructions to the Trustee shall be in writing, shall be given no later than 10:00 a.m. New York City time on a Business Day that such investment is proposed to be made and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the time required by this Agreement. For purposes of determining the availability of funds or the balances in any Interest Funding Account and any Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

          Section 4.3  Collections and Allocations.

          (a) Collections. Subject to subsection 4.3(d), Obligors shall make payments on the Receivables to the Servicer who shall deposit all such payments in the Collection Account no later than the second Business Day following the Date of Processing thereof.

          The Servicer shall allocate such amounts to each Series of Investor Securities and to the Holder of the Exchangeable Transferor Security in accordance with this Article IV and the related Supplement and shall cause the Trustee to withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Transferor Security in accordance with this Article IV and the related Supplement. The Servicer shall make such deposits or payments on the date indicated herein by wire transfer or as otherwise provided in the Supplement for any Series of Securities with respect to such Series.

          Notwithstanding anything in this Agreement to the contrary, but subject to the terms of any Supplement, for so long as, and only so long as, FNB (or any successors to FNB pursuant to Section 8.2) or an Affiliate of FNB shall remain the Servicer hereunder, and (a)(i) FNB (or any successors to FNB) or an Affiliate of FNB provides to the Trustee a letter of credit or other form of Enhancement rated at least A-1 by Standard & Poor's and P-1 by Moody's (as certified to the Trustee by the

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

Servicer), and (ii) after notifying each Rating Agency of the proposed use of such letter of credit or other form of Enhancement the Transferor shall have received a notice from each Rating Agency that making payments monthly rather than daily would not result in a downgrading or withdrawal of any of such Rating Agency's then-existing ratings of the Investor Securities, or (b) FNB (or any successors to FNB) shall have and maintain a short-term credit rating of at least A-1 by Standard & Poor's and P-1 by Moody's (as certified to the Trustee by the Servicer), the Servicer need not deposit Collections from the Collection Account into the Principal Account or the Interest Funding Account or any Series Account, or make payments to the Holder of the Exchangeable Transferor Security, prior to the close of business on the day any Collections are deposited in the Collection Account as otherwise provided in this Article IV and the related Supplement, but may instead make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

          (b) Allocations for the Exchangeable Transferor Security. Throughout the existence of the Trust, unless otherwise stated in any Supplement, on each Business Day the Servicer shall allocate to the Holder of the Exchangeable Transferor Security an amount equal to the product of (A) the Transferor Percentage as of the end of the preceding Business Day and (B) the aggregate amount of Principal Collections and Finance Charge Collections available in the Collection Account. The Servicer shall pay such amount to the Holder of the Exchangeable Transferor Security on each Business Day; provided, however, that amounts payable to the Holder of the Exchangeable Transferor Security pursuant to this clause (b) shall instead be deposited in the Excess Funding Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

          (c) Allocation for Series. On each Business Day, (i) the amount of Finance Charge Collections available in the Collection Account allocable to each Series, (ii) the amount of Principal Collections available in the Collection Account allocable to each Series and (iii) the Default Amounts allocable to each Series shall be determined in accordance with the provisions of the related

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

Supplements. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, cause the Trustee to withdraw the required amounts from the Collection Account and cause the Trustee to deposit such amounts into the applicable Principal Account, the applicable Interest Funding Account, the Excess Funding Account, or any Series Account or pay such amounts to the Holder of the Exchangeable Transferor Security in accordance with the provisions of this Article IV and the Supplements.

          (d) Allocation for Participations. On each Business Day, unless otherwise stated in any Participation Supplement, amounts equal to the applicable Participation Percentage of Principal Collections and Finance Charge Collections, and Default Amounts will be allocated to the holder of the applicable Participation. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Participation Supplement, the Servicer need not deposit the Participation Percentage of Collections or any other amounts so allocated to any Participation pursuant to any Participation Supplement into the Collection Account and shall pay such amounts as collected to the holder of the related Participation.

          No Participation shall be entitled to an allocation pursuant to this subsection 4.3(d) of payments of the purchase price for Receivables pursuant to subsections 2.4(d) and 2.4(e) or 10.2, proceeds from the sale, disposition or liquidation of Receivables pursuant to subsection 12.1(b) or 12.1(c) or payments of the purchase price for the interest of the Securityholders of a specific Series pursuant to the related Supplement.

          (e) Unallocated Principal Collections; Excess Funding Account. On each Business Day, (i) Shared Principal Collections plus (ii) if more than one Series is in its Amortization Period, amounts to be released from the Excess Funding Account shall be allocated to each outstanding Series pro rata based on the Principal Shortfall, if any, for each such Series, and then, at the option of the Transferor, any remainder may be applied as principal with respect to the Variable Funding Securities.
The Servicer shall pay any remaining Shared Principal Collections on such Business Day to the Transferor; provided, that if the Transferor Interest as determined

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

on such Business Day does not exceed the Minimum Transferor
Interest, then such remaining Shared Principal Collections shall be deposited in the Excess Funding Account to the extent necessary to increase the Transferor Interest above the Minimum Transferor Interest; provided, further, that if an Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such remaining Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

          (f) Amounts in Excess Funding Account. Amounts on deposit in the Excess Funding Account on any Business Day will be invested by the Servicer (or, at the direction of the Transferor, by the Trustee) on behalf of the Transferor in Cash Equivalents which shall mature and be available on or before the next Business Day on which amounts may be released from the Excess Funding Account. Earnings from such investments received shall be deposited in the Collection Account and treated as Finance Charge Collections. Each investment shall be in Cash Equivalents that mature at or prior to the date required by this Agreement. If on any Business Day other than a Business Day on which a Pay Out Event or a Prospective Pay Out Event has occurred and is continuing, the Transferor Interest is greater than the Minimum Transferor Interest, amounts on deposit in the Excess Funding Account may, at the option of the Transferor, be released to the Holder of the Exchangeable Transferor Security. On and after the first Business Day of the Amortization Period for any Series, funds on deposit in the Excess Funding Account will be deposited in the Principal Account for such Series to the extent of the lesser of (x) the Principal Shortfall for such Series and (y) the amount then on deposit in the Excess Funding Account. If more than one Series is in its Amortization Period on any date, funds on deposit in the Excess Funding Account will be applied in accordance with subsection 4.3(e) as if they were Shared Principal Collections.

          [THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL BE
          SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                              [End of Article IV]

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

                                   ARTICLE V

          [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
          SUPPLEMENT WITH RESPECT TO ANY SERIES]

                               [End of Article V]





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                                   ARTICLE VI

                         THE SECURITIES; PARTICIPATIONS

          Section 6.1 The Securities. Subject to Sections 6.10 and 6.13, the Investor Securities of each Series and any Class thereof may be issued in bearer form (the "Bearer Securities") with attached interest coupons and, if applicable, a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Securities"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Transferor Security shall be substantially in the form of Exhibit A. The Investor Securities and the Exchangeable Transferor Security shall, upon issuance pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.2. Unless otherwise specified in any Participation Supplement, each Participation shall be uncertificated. Unless otherwise specified in any Supplement, any Investor Security shall be issuable in a minimum denomination of $1,000 and integral multiples thereof, and shall be issued upon original issuance in an original aggregate principal amount equal to the Initial Invested Amount. The Exchangeable Transferor Security shall be issued as a single certificate. Each Security shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Securities bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Securities or does not hold such office at the date of such Securities. No Security shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Security shall be conclusive evidence, and the only evidence, that such Security has been validly issued and duly authenticated and delivered hereunder. All Securities shall be dated the date of their authentication

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

except Bearer Securities which shall be dated the applicable issuance date as provided in the related Supplement.

          Section 6.2 Authentication of Securities. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Securities (or applicable Classes thereof), upon the written order of the Transferor. Upon the issuance of such Investor Securities, such Investor Securities shall be validly issued, fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Security to the Transferor simultaneously with its delivery of the initial Series of Investor Securities. Upon an Exchange as provided in
Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Securities of additional Series (with the designation provided in the related Supplement), upon the written order of the Transferor. Upon the written order of the Transferor, the Securities of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Securities. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Security that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depositary. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Securities that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10.

          Section 6.3  Registration of Transfer and Exchange of
Securities; Issuance of Participations.

          (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar") in accordance with the provisions of Section 11.16, a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of

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

the Investor Securities of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Securities as herein provided. Whenever reference is made in this Agreement to the transfer or exchange of the Securities by the Trustee, such reference shall be deemed to include the transfer or exchange on behalf of the Trustee by a Transfer Agent and Registrar. The Bank of New York is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Securities and transfers and exchanges of the Investor Securities as herein provided. If any form of Investor Security is issued as a Global Security, The Bank of New York may, or if and so long as any Series of Investor Securities is listed on a stock exchange and such exchange shall so require, The Bank of New York shall, appoint a co-transfer agent and co-registrar, which will also be a co-paying agent, in such city as the Transferor may specify. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Bank of New York shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that The Bank of New York shall no longer be the Transfer Agent and Registrar, the Transferor shall appoint a successor Transfer Agent and Registrar. If any Series with respect to which Book Entry Securities were originally issued is no longer issued as Book-Entry Securities, then the Servicer may appoint a successor Transfer Agent and Registrar.

          In the case of any Investor Security or Participation with respect to which no Opinion of Counsel to the effect that such Investor Security (or Class or Series to which such Investor Security pertains) will be characterized as indebtedness for United States federal income tax purposes was delivered, no Transfer of such Investor Security (or any interest therein) shall be made unless the Transferor shall have granted its prior consent thereto, which consent may not be unreasonably withheld; provided, however, that for purposes of this sentence, it shall in all cases be reasonable for the Transferor to withhold consent to such proposed Transfer of all or any part of a Security or a Participation (or any interest in a Security or a Participation) if the transaction would, if effected, give rise to any adverse tax consequence, as determined in the sole and absolute

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

discretion of the Transferor; provided, further, that the Transferor may not consent to a proposed Transfer of a Security or a Participation (or any interest in a Security or a Participation) if such Transfer would cause the number of Targeted Holders to exceed 100 and any such proposed Transfer shall be deemed to be void; and provided, further, that the transfer restrictions set forth in this paragraph shall not apply if an Opinion of Counsel has been delivered to the Trust and the Trustee to the effect that, as a result of a change in law (including a change in interpretation or application thereof), the absence of such transfer restrictions would not result in a materially increased risk that the Trust would be treated as a publicly traded partnership taxable as corporation under the Code.

          Upon surrender for registration of transfer of any Security at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities in authorized denominations of like aggregate amount; provided, that the provisions of this paragraph shall not apply to Bearer Securities.

          At the option of any Holder of Registered Securities, Registered Securities may be exchanged for other Registered Securities of the same Series in authorized denominations of like aggregate amount in the Trust, upon surrender of the Registered Securities to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Securityholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Securities may be exchanged for other Bearer Securities or Registered Securities of the same Series in authorized denominations of like aggregate amount in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Securities to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Security surrendered pursuant to this Section 6.3 shall have attached thereto (or be

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

accompanied by) all unmatured Coupons, provided that any Bearer Security so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

          Whenever any Investor Securities of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver, the Investor Securities of such Series which the Securityholder making the exchange is entitled to receive. Every Investor Security presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Securityholder thereof or his attorney-in-fact duly authorized in writing.

          The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Security of any Series for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to the Investor Securities of such Series.

          Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Securities, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities.

          All Investor Securities (together with any Coupons attached to Bearer Securities) surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and dispose of any Global Security upon its exchange in full for Definitive Securities, but shall not be required to destroy such Global Securities.

          The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Securities and Registered Securities in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Securities.

          (b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Exchangeable Transferor Security or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Securities and (2) an Opinion of Counsel that such transfer does not (i) adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of any Series of Investor Securities or (ii) result in a taxable event to the holders of any such Series.

          (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Securities containing a legend relating to the restrictions on transfer of such Registered Securities (which legend shall be set forth in the Supplement relating to such Investor Securities) shall be effected only if the conditions set forth in such related Supplement are satisfied.

          Whenever a Registered Security containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar shall be entitled to receive written instructions signed by an officer of the Trustee prior to registering any such transfer or authenticating new Registered Securities, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or

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omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

          (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or an agency or agencies where Investor Securities of such Series may be surrendered for registration of transfer or exchange.

          (e) Prior to the Transfer of any portion of a Transferor Retained Class, the Trustee shall have received an Opinion of Counsel to the effect that such proposed Transfer will not adversely affect the Federal or Applicable Tax State income tax characterization of any outstanding Series of Investor Securities or the taxability (or tax characterization) of the Trust under Federal or Applicable Tax State income tax laws. The Transferor shall provide to Moody's notice of any such Transfer and a copy of the Opinion of Counsel described above.

          (f) Subject to the limitations set forth in Section 6.3(a) above, the Transferor may direct the Trustee to issue on behalf of the Trust one or more participation interests in the Trust Property or in any portion thereof (each, a "Participation"), the terms of which shall be defined in a Participation Supplement (which Participation Supplement shall be subject to Section 13.1(a) to the extent that it amends any of the terms of this Agreement) which shall include, among other things, a conveyance to the holder of the Participation of all right, title and interest of the Trust in a specified percentage of the Receivables. The Trustee shall deliver the Participation to or upon the order of the Transferor upon satisfaction of the following conditions:

               (i) the Rating Agency Condition will be satisfied in connection with such issuance;

               (ii) the Transferor Interest shall not be less than the Minimum Transferor Interest and the Retained Interest shall not be less than the Minimum Retained Interest, in each case, as of the date of, and after giving effect to, such issuance;

               (iii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion

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

               and an Opinion of Counsel dated the date of such issuance (or transfer as provided below) to the effect that such Participation will not adversely affect the Minnesota or Delaware income tax characterization of any outstanding Series of Investor Securities or the taxability of the Trust under Minnesota or Delaware income tax laws, with respect thereto; and

               (iv) the Trust and the Trustee shall have received a representation from each beneficial owner of a Participation that such beneficial owner is not a trust estate, partnership or an "S Corporation" (within the meaning of Section 1361(a) of the Code for United States federal income tax purposes (any such entity, a "Pass-Through Entity") or if it is a Pass-Through Entity, but after giving effect to such Transfer of a Participation and at all times thereafter, less than 50% of the aggregate value of such beneficial owner's assets would consist of Participations.

Any Participation may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (iii) above. No
Participation may be issued, sold or otherwise transferred on an "established securities market" within the meaning of Section 7704(b)(1) of the Code.

          Section 6.4  Mutilated, Destroyed, Lost or Stolen Securities.
If (a) any mutilated Security (together, in the case of Bearer
Securities, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Security and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold each of them and the Trust harmless, then, in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, the Trustee shall (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor and aggregate amount. In connection with the issuance of any new Security under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Security issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Security shall be found at any time.

          Section 6.5 Persons Deemed Owners. Prior to due presentation of a Security for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving distributions pursuant to
Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Securities evidencing the requisite Invested Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Securities owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Securities which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Securities so owned that have been pledged in good faith shall not be disregarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Securities and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          In the case of a Bearer Security, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Security or Coupon as the owner of such Bearer Security or Coupon for the purpose of receiving distributions

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pursuant to Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Securities so owned that have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Securities and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

          Section 6.6  Appointment of Paying Agent.

          (a) The Paying Agent shall make distributions to Investor Securityholders from the appropriate account or accounts maintained for the benefit of Securityholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be The Bank of New York. The Bank of New York shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. Upon the resignation of the Paying Agent, if the Paying Agent was not the Trustee, the Trustee shall be the successor Paying Agent unless and until another successor has been appointed as Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          If specified in the related Supplement for any Series, so long as the Investor Securities of such Series are outstanding and the Paying Agent is not located in New York City, the Transferor shall maintain a co-paying

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

agent in New York City (for Registered Securities only) or any other city designated in such Supplement.

          (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto and waive all rights of set-off the Paying Agent may have against any sums held by it until such sums shall be paid to such Securityholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Security Owners.

          Section 6.7 Access to List of Security-holders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Securityholders as of the most recent Record Date for payment of distributions to Investor Securityholders. Unless otherwise provided in the related Supplement, holders of Investor Securities evidencing not less than 10% of the Invested Amount of the Investor Securities of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Securityholders of any Series with respect to their rights under this Agreement or under the Investor Securities and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the current list of Securityholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such

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Applicants' request.  Every Securityholder, by receiving and holding a
Security, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Securityholders hereunder, regardless of the source from which such information was obtained.

          Section 6.8  Authenticating Agent.

          (a) The Trustee may appoint one or more authenticating agents (each, an "Authenticating Agent") with respect to the Securities which shall be authorized to act on behalf of the Trustee in authenticating the Securities in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Securities. The Trustee will appoint any Transfer Agent and Registrar to be an Authenticating Agent. Whenever reference is made in this Agreement to the authentication of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Transferor. The Trustee hereby initially appoints The Bank of New York as its Authenticating Agent.

          (b) Any institution succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

          (c) An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the

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

rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Trustee and the Transferor.

          (d) The Servicer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.8.

          (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any Authenticating Agent.

          (f) Pursuant to an appointment made under this Section 6.8, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          Trustee's Certificate of Authentication

          This is one of the securities described in the Pooling and Servicing Agreement.


                              --------------------------------------
                             as Authenticating Agent
                                for the Trustee,

                              By:------------------------------------
                                 Authorized Signatory

Dated:

          Section 6.9  Tender of Exchangeable Transferor  Security.

          (a) Upon any Exchange, the Transferor shall deliver to the Trustee for authentication under Section 6.2, one or more new Series of Investor Securities. Any such Series of Investor Securities shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Securities of any Series shall rank pari passu and be equally and ratably entitled as provided herein to

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

the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

          (b) The Holder of the Exchangeable Transferor Security may (i) tender the Exchangeable Transferor Security to the Trustee in exchange for (A) one or more newly issued Series of Investor Securities or, with respect to any pre-funded Series, interests therein and (B) a reissued Exchangeable Transferor Security, (ii) request the Trustee to issue to it one or more Classes of any newly issued Series of Investor Securities which upon payment by the purchaser thereof of the Initial Invested Amount of such Securities to a Defeasance Funding Account, will represent an interest in the Trust equal to such Initial Invested Amount (an "Unfunded Security") or (iii) take a combination of the actions specified in clauses (i) and (ii) provided that the sum of the amount of Transferor Interest which is tendered under clause (i) and the amount to be paid to the Defeasance Funding Account under clause (ii) equals the Initial Invested Amount of the Investor Securities delivered to the Holder of the Exchangeable Transferor Security (any such event under clauses (i), (ii) or (iii), a "Transferor Exchange"). In addition, to the extent permitted for any Series of Investor Securities as specified in the related Supplement, the Investor Securityholders of such Series may tender their Investor Securities and the Holder of the Exchangeable Transferor Security may tender the Exchangeable Transferor Security to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Securities and (ii) a reissued Exchangeable Transferor Security (an "Investor Exchange"). The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." Unless otherwise specified in any Supplement, the Transferor shall not be permitted to deposit money into any Defeasance Funding Account. The Holder of the Exchangeable Transferor Security may perform an Exchange by notifying the Trustee, in writing, at least five Business Days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be

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

issued on the Exchange Date and, with respect to each such Class or Series:
(a) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), which at any time may not be greater than the current principal amount of the Exchangeable Transferor Security at such time (or in the case of an Investor Exchange or defeasance of an outstanding Series, the sum of the Invested Amount of any Class or Series of Investor Securities to be exchanged or defeased plus the current principal amount of the Exchangeable Transferor Security) taking into account any Receivables transferred to the Trust simultaneous with such Exchange, (b) its Security Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Enhancement Provider, if any, with respect to such Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Class or Classes of such Series of Investor Securities only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.9(c) and in form reasonably satisfactory to the Trustee executed by the Transferor and the Servicer and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) a Tax Opinion, (e) an Opinion of Counsel to the effect that (i) any Class of the newly issued Series of Investor Securities sold to third parties will be characterized as either indebtedness or partnership interests for United States federal and Applicable Tax State income tax purposes or (ii) that the issuance of the newly issued Series of Investor Securities will not materially adversely affect the Applicable Tax State income tax characterization of any outstanding Series of Investor Securities or the taxability of the Trust under Applicable Tax State income tax laws, (f) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Class of any Series as to which it is a Rating Agency,
(g) an Officer's Certificate of the Transferor, that on the Exchange Date after giving effect to such Exchange (i) the Transferor Interest would be at least equal to the Minimum Transferor Interest and (ii) the Retained Interest would be at least equal to the Minimum Retained Interest, (h) the existing Exchangeable Transferor Security or applicable Investor Securities, as the case may be and (i) such other documents, certifi-

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

cates and Opinions of Counsel as may be required by the applicable Supplement. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Security or applicable Investor Securities, as the case may be, and issue, as provided above, such Series of Investor Securities and a new Exchangeable Transferor Security, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

          (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Securities, which may include without limitation: (i) its name or designation, (ii) its Initial Invested Amount or the method of calculating its Initial Invested Amount,
(iii) the Security Rate (or the method of calculating interest payments or other payments to such Series), (iv) the Closing Date, (v) the rating agency or agencies, if any, rating such Series, (vi) the interest payment date or dates and the date or dates from which interest shall accrete,
(vii) the name of the Clearing Agency, if any, (viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of Investor Securities of such Series shall amortize or accrete and the method for allocating Finance Charge Collections and Default Amounts, (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (x) the Series Servicing Fee Percentage, (xi) the Minimum Transferor Percentage,(xii) the Enhancement Provider, if applicable, (xiii) the terms of any Enhancement with respect to such Series, (xiv) the Base Rate applicable to such Series, (xv) the terms on which the Securities of such Series may be repurchased or remarketed to other investors, (xvi) the Series Termination Date, (xvii) any deposit into any account provided for such Series, (xviii) the number of Classes of such Series and, if more than one Class, the rights and priorities of each such Class, (xix) the fees, if any, to be included in funds available to Securityholders of such Series, (xx) the subordination, if any, of such Series to any other Series, (xxi) the rights, if any, of the Holder of the Exchangeable Transferor Security that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Finance Charge Collections and

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

Principal Collections), (xxii) the Pool Factor, (xxiii) the Minimum Retained Percentage, (xxiv) whether such Series will be a part of a group or subject to being paired with any other Series, (xxv) whether such Series will be pre-funded, and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.
If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Securities and no Series of Investor Securities is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Securities then issued and outstanding.

          (d) The Transferor may surrender the Exchangeable Transferor Security to the Trustee in exchange for a newly issued Exchangeable Transferor Security and a second certificate (a "Supplemental Security"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 13.1 hereof to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or a Person designated by the Transferor, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions: (i) following such exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest ,(ii) following such exchange the Retained Interest (less any interest therein represented by any Supplemental Security) equals or exceeds the Minimum Retained Interest, and (iii) the Trustee received prior to such exchange (A) a letter from the Rating Agency stating that the then current ratings on the Investor Securities of each rated class of each Series then outstanding will not be reduced or withdrawn because of the issuance of such Supplemental Security and
(B) a Tax Opinion and an Opinion of Counsel to the effect that such Supplemental Security will be characterized as either indebtedness or a partnership interest for Federal and

Applicable Tax State income tax purposes and the issuance of such Supplemental Security will not materially adversely affect the taxation or tax treatment of the Trust under Applicable Tax State income tax laws. A Supplemental Security may be transferred or exchanged only upon satisfaction of the conditions set forth in clause (iii) above.

          Section 6.10 Book-Entry Securities. Unless otherwise provided in any related Supplement, the Investor Securities, upon original issuance, shall be issued in the form of typewritten Securities representing the Book-Entry Securities, to be delivered to the depositary specified in such Supplement (the "Depositary") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Securities of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Security Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Security Owner will receive a definitive security representing such Security Owner's interest in the related Series of Investor Securities, except as provided in Section 6.12.
Unless and until definitive, fully registered Investor Securities of any Series ("Definitive Securities") have been issued to Security Owners pursuant to Section 6.12:

               (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

               (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Securities of each such Series) as the authorized representatives of the Security Owners;

               (iii)  to the extent that the provisions of this Section
     6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

               (iv) the rights of Security Owners of Investor Securities of each such Series shall be

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

    exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those agreements between such Security Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants subject to any statutory or regulatory requirements as may be in effect from time to time. Pursuant to the Depositary Agreement applicable to a Series, unless and until Definitive Securities of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Securities to such Clearing Agency Participants.

          Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Securityholders is required under this Agreement, unless and until Definitive Securities shall have been issued to Security Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Securities to the Clearing Agency or Foreign Clearing Agency.

          Section 6.12 Definitive Securities. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities as Depositary under the applicable Depositary Agreement, and (B) the Trustee or Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depositary with respect to any Series of Securities or (iii) after the occurrence of a Servicer Default, Security Owners of a Class representing not less than 50% of the Invested Amount of such Class advise the Trustee and the Depositary through Participants in writing that the continuation of a book-entry system through the Depositary is no longer in the best interest of the Security Owners of such Class, the Trustee shall notify all Security Owners of such Series or Class, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Securities to Security Owners of such Series or Class requesting the

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

same. Upon surrender to the Trustee of the Investor Securities of the affected Series or Class by the applicable Clearing Agency or Foreign Clearing Agency for registration, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency, the Trustee shall issue the Definitive Securities of such Series or Class. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Securities of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Securities, and the Trustee shall recognize the Holders of the Definitive Securities of such Series or Class as Securityholders of such Series or Class hereunder.

          Section 6.13 Global Security; Euro-Security Exchange Date. If specified in the related Supplement for any Series, the Investor Securities may be initially issued in the form of a single temporary Global Security (the "Global Security") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount of such Series and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Security. The Global Security will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Securities. The Global Security may be exchanged in the manner described in the related Supplement for Registered Securities or Bearer Securities in definitive form.

          Section 6.14  Meetings of Securityholders.

          To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Securities, the Servicer or the Trustee may at any time call a meeting of the Securityholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Securities of such Series, subject to Section 13.1 of this Agreement.

                              [End of Article VI]

                                     ARTICLE VII

                       OTHER MATTERS RELATING TO THE TRANSFEROR

          Section 7.1 Liability of the Transferor. The Transferor shall be liable in accordance herewith solely to the extent of the obligations specifically undertaken by the Transferor.

          Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

          (a) The Transferor shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, (x) a corporation or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia or (y) a state or national banking association that is not subject to the Bankruptcy Code of 1978, as amended from time to time, or to any successor statute, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity,
     Section 9.2 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

               (ii) the Transferor or any business entity formed by any such consolidation or merger or Person who acquires the Transferor's property and assets shall have delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia and, subject to customary limitations and qualifications, such entity will not be substantively consolidated with Fingerhut, FCI, any Affiliate thereof, any Originator or the Servicer;

               (iii) the Transferor shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer and the Rating Agency shall have provided written confirmation that such consolidation, merger, conveyance or transfer will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency;

               (iv) the successor entity shall be a special purpose bankruptcy remote entity; and

               (v) if the Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of the Trust in the Receivables.

          (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

          Section 7.3 Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Securityholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Securities; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.1 with respect to the Trust and the Trustee and its officers, directors, employees and agents, the Transferor shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Securityholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement or otherwise; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          Section 7.4 Liabilities.Notwithstanding Section 7.3, by entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any taxes and related expenses imposed on or payable by the Trust. The Transferor agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such taxes and expenses.


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



          Section 7.5 Transferor Authorized to Execute Registration Statements and Reports on Behalf of the Trust. The Trustee hereby authorizes the Transferor to execute, on behalf of the Trust and file or cause to be filed with the Securities and Exchange Commission any registration statements prepared in connection with the issuance of Investor Securities and any periodic or annual reports prepared in connection with the issuance of Investor Securities or the delivery of the monthly servicer's certificates required by Section 3.4.

                                 [End of Article VII]

                                     ARTICLE VIII

                                OTHER MATTERS RELATING
                                   TO THE SERVICER

          Section 8.1 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

          Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Subject to subsection 3.1(a), the Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) the business entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be (x) a corporation or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia or (y) a state or national banking association that is not subject to the Bankruptcy Code of 1978, as amended from time to time, or to any successor statute, and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

               (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such


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


     supplemental agreement is legal, valid and binding with respect to the Servicer and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia; and

               (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

          Section 8.3 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Securityholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Securities; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Sections 8.1 and 8.4 with respect to the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Securityholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the


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

Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

          Section 8.4 Servicer Indemnification of the Transferor, the Trust and the Trustee. Subject to the limitations on liability set forth in Section 8.3, the Servicer shall indemnify and hold harmless the Transferor, the Trustee and the Trust (each, an "Indemnified Party") from and against any loss, liability, reasonable expense, damage or injury, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee for which the Servicer is responsible pursuant to this Agreement; provided, however, that the Servicer shall not indemnify or hold harmless an Indemnified Party if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by such Indemnified Party (or any of such Indemnified Party's officers, directors, employees or agents) or the Investor Securityholders; provided, further, that the Servicer shall not indemnify or hold harmless the Trust, the Investor Securityholders or the Security Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them with respect to any action taken by the Trustee at the request of the Investor Securityholders; provided further, that the Servicer shall not indemnify or hold harmless the Trust, the Investor Securityholders or the Security Owners as to any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts; provided further, that the Servicer shall not indemnify or hold harmless the Transferor, the Trust, the Investor Securityholders or the Security Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by the Trust, the Investor Securityholders or the Security Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or

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

arising from a failure to comply therewith) required to be paid by the Trust, the Investor Securityholders or the Security Owners in connection herewith to any taxing authority; and, provided, further, that in no event will the Servicer be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Security, recourse as to which shall be limited solely to the assets of the Trust allocated for the payment thereof as provided in this Agreement and any applicable Supplement. Any such indemnification shall not be payable from the assets of the Trust, but the Servicer shall be subrogated to the rights of the Trust with respect to the foregoing matters if and to the extent that the Servicer shall have indemnified the Trust with respect thereto. The Servicer shall indemnify and hold harmless the Trustee and its officers, directors, employees or agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of this Trust by the Trustee, the issuance by the Trust of the Securities or any of the other matters contemplated herein or in any Supplement; provided, however, that the Servicer shall not indemnify the Trustee or its officers, directors, employees or agents for any loss, liability, expense, damage or injury caused by the fraud, negligence or willful misconduct of any of them. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Trustee and/or the termination of the Trust and shall survive the termination of the Agreement.

          Section 8.5 The Servicer Not to Resign. Subject to subsection 3.1(a), the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the

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

Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of delivery to it of such Opinion of Counsel to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder (but shall have continued authority to appoint another Person as Successor Servicer).

          Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee and its agents (who shall be reasonably acceptable to the Servicer) access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Securityholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of any Originator, the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this
Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

          Section 8.7 Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to Fingerhut; provided, however, that the delegation of such duties shall not materially adversely affect the taxability of the Trust under Applicable Tax State income tax law. In addition, in the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any other Person who agrees to conduct such duties in accordance with the Credit and Collection Policies; provided, however, that the delegation of such duties shall not materially adversely affect the taxability of the Trust under Applicable Tax State income tax law. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 and the Servicer will remain jointly and severally liable with such Person for any amounts which

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would otherwise be payable pursuant to this Article VIII as if the Servicer had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of FNB (i) written notice shall be given to the Trustee and to each Rating Agency of such delegation, (ii) Moody's shall have notified the Transferor and the Trustee in writing that such delegation will not result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Securities and (iii) the Transferor shall not have received written notice from Standard & Poor's that such delegation would result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Securities.


                                [End of Article VIII]





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

                                      ARTICLE IX

                                    PAY OUT EVENTS

          Section 9.1 Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur:

          (a) the Transferor, FCI or FNB shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, FCI or FNB; or the Transferor, FCI or FNB shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute including the U.S. bankruptcy code, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

          (b) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act; then a Pay Out Event with respect to all Series of Securities shall occur without any notice or other action on the part of the Trustee or the Investor Securityholders immediately upon the occurrence of such event. The Trustee shall provide notice of a Pay Out Event in a prompt manner to each Rating Agency.

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


          Section 9.2 Cessation of Transfers Upon the Occurrence of Insolvency Event.

          If the Transferor shall consent to the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an "Insolvency Event"), the Transferor shall immediately cease to transfer Principal Receivables to the Trust and shall promptly give written notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables (other than Discount Receivables), whenever created, which arise in respect of Receivables that have been transferred to the Trust, shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                                 [End of Article IX]




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


                                      ARTICLE X

                                  SERVICER DEFAULTS

          Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or any Supplement or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement; provided, however, that any such failure caused by a non- willful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five Business Days after receiving notice of such failure or otherwise becoming aware of such failure;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Securityholders of any Series then outstanding and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Securities representing not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such Investor Securityholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Securityholders of any Series then outstanding and which continues to be

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

incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Securities representing not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such Investor Securityholders for such period; or

          (d) the Servicer shall consent to the appointment of a bankruptcy trustee or receiver or conservator or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Securities representing more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer and the Rating Agencies (and to the Trustee if given by the Investor Securityholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered

(upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Accounts and the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Excess Funding Account, the Interest Funding Account or the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Accounts and the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Accounts and the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer. In connection with any Service Transfer, all reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the records, correspondence and other documents with respect to the Accounts and the Receivables and the other Trust Property to the Successor Servicer and amending this Agreement to reflect such succession as Successor Servicer pursuant to

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

this Section 10.1 and Section 10.2 shall be paid by the Servicer (unless the Trustee is acting as the Successor Servicer on a temporary basis, in which case the original Servicer shall be responsible therefor) upon presentation of reasonable documentation of such costs and expenses.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of five Business Days or under subsection 10.1(b) or (c) for a period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, bank closings, communications outages, computer failure or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Securities with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

          Section 10.2  Trustee to Act; Appointment of Successor.

          (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or as otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee ; provided, however, that the Trustee shall not appoint a Successor Servicer if such appointment would materially adversely affect the taxability of the Trust Under Applicable Tax State income tax law. If such Successor Servicer is unable to accept such appointment, the Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Service Transfer, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall offer the Transferor the right to accept reassignment of all of the Receivables for an amount equal to the Aggregate Invested Amount and the Participation Amount on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Securities at the applicable Security Rate through the date of such purchase; provided, however, that no such purchase by the Transferor shall occur unless the Transferor shall deliver an Officer's Certificate reasonably acceptable to the Trustee which shall have attached to it the relevant fraudulent conveyance statute, if any, and set forth the factual basis for a conclusion that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Securityholders of each outstanding Series pursuant to Section 12.3. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). The Trustee may delegate any of its servicing obligations to an affiliate or agent of the Trustee in accordance with Article III hereof. Any such delegations shall not relieve the Trustee of its liability and responsibility with respect to such duties. Notwithstanding the above, the Trustee shall, if it is legally unable to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables similar to the Receivables as the Successor Servicer hereunder.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

          (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to
Section 3.2. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its ratable share of the compensation of the Successor Servicer.

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may

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

reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

          Section 10.3 Notification to Securityholders. Upon the Servicer becoming aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and any Enhancement Provider and, upon receipt of such written notice, the Trustee shall give notice to the Investor Securityholders at their respective addresses appearing in the Security Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Securityholders at their respective addresses appearing in the Security Register.

          Section 10.4 Waiver of Past Defaults. The Holders of Investor Securities representing not less than 66-2/3% of the Invested Amount of each Series materially adversely affected by any default by the Servicer or Transferor may, on behalf of all Securityholders of such Series, waive any default by the Servicer or Transferor in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV, which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  [End of Article X]


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


                                      ARTICLE XI

                                     THE TRUSTEE

          Section 11.1  Duties of Trustee.

          (a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or duties shall be read into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (and such Servicer Default has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 8.5 or 10.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable receivables that it services for itself or others.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall retain all such items for at least one year after receipt and shall make such items available for inspection by any Investor Securityholder or holder of a Participation at the Corporate Trust Office, such inspection to be made during regular business hours and upon reasonable prior notice to the Trustee.

          (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Securities representing more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Agreement; and

               (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.1 or of any breach by the Servicer contemplated by clause (c) of Section 10.1 or any Pay Out Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or Pay-Out Event or the Trustee receives written notice of such failure, breach or Pay Out Event from the Servicer or any Holders of Investor Securities representing not less than 10% of the Invested Amount of any Series adversely affected thereby.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.


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          (e)  Except for actions expressly authorized by this Agreement, the
Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

          (g) If a Responsible Officer of the Trustee, has received written notice that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its obtaining knowledge thereof by a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

          (h) If the Transferor has agreed to transfer any of its revolving credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee on behalf of the Trust will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's revolving credit card receivables; provided, however, that the Trust shall not be required to enter into any intercreditor agreement that could adversely affect the interests of the Securityholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          Section 11.2 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, the monthly payment instructions and notification

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

to the Trustee, the monthly Securityholder's statement, any resolution, Officer's Certificates, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel, and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Securityholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Securityholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has knowledge, to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, the monthly

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payment instructions and notification to the Trustee, the monthly
Securityholders statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Securities representing more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

          (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Accounts or the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

          (h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate; and

          (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement, Enhancement or Participation Supplement shall not be construed as a duty, and the Trustee shall not be answerable for performance of any such act.

          Section 11.3 Trustee Not Liable for Recitals in Securities. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Securities (other than the certificate of authentication on the Securities). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Securities (other than the certificate of authentication

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

on the Securities) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account, the Principal Account or the Interest Funding Account, or any Series Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder (unless the Trustee shall have become the Successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

          Section 11.4 Trustee May Own Securities. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Securities and may deal with the Transferor, the Servicer or any Enhancement Provider with the same rights as it would have if it were not the Trustee. The Trustee in its capacity as Trustee shall exercise its duties and responsibilities hereunder independent of and without reference to its investment, if any, in Investor Securities.

          Section 11.5 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense,

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

disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (which shall be covered out of the Servicing Fee).

          The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times (a) be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (b) not be a Related Person. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in
Section 11.7.

          Section 11.7  Resignation or Removal of
Trustee.

          (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in

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

duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) If (i) the Trustee shall fail to perform any of its obligations hereunder, (ii) a Securityholder shall deliver written notice of such failure to the Trustee, and (iii) the Trustee shall not have corrected such failure for 60 days thereafter, then the Holders of Investor Securities representing more than 50% of the Aggregate Invested Amount (including related commitments of holders of Variable Funding Securities) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee. Notice of any resignation or removal of the Trustee and appointment of


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

a successor trustee shall be provided to each Rating Agency by the Servicer in a prompt manner.

          Section 11.8  Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b)  No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Securityholders at their addresses as shown in the Security Register.

          Section 11.9  Merger or Consolidation of
Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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


          Section 11.10  Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, such title to the trust, or any part thereof, and, subject to the other provisions of this
Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Securityholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8. The Trustee shall provide written notice to each Rating Agency of any co-trustee or separate trustee so appointed.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

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


               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement and any Enhancement or Participation Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11 Tax Returns. Consistent with Section 3.7, the Trustee shall not, except as required by law, file any United States federal income tax returns on behalf of the Trust; provided, however, that if the Trust issues any Participation or a Class of Securities that in either case will be characterized (in the sole and absolute discretion of the Transferor) as equity interests in a partnership for federal income tax purposes, partnership information returns for the Trust shall be prepared

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

and signed by the Transferor, as general partner, and the Transferor shall act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Internal Revenue Code). In the event the Trust shall be required to file tax returns, the Servicer shall at its expense prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Securityholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Securityholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such return. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust, the Investor Securityholders or the Security Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty or addition with respect thereto or arising from a failure to comply therewith).

          Section 11.12 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Agreement or any Series of Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Securityholders in respect of which such judgment has been obtained.

          Section 11.13 Suits for Enforcement. If a Servicer Default of which a Responsible Officer of the Trustee has knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions

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

of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Securityholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Securityholders.

          Section 11.14 Rights of Securityholders to Direct Trustee. Holders of Investor Securities representing more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Invested Amount of the Investor Securities of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that Holders of Investor Securities representing more than 50% of the aggregate Invested Amount of any Class may direct the Trustee to exercise its rights under Section 8.6; provided, further, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Securityholders not parties to such direction; and provided, further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Securities.

          Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

               (i) the Trustee is a corporation organized, existing and authorized to engage in the business of banking under the laws of the State of its incorporation;

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


               (ii) the Trustee is an entity that satisfies the eligibility requirements of Section 11.6;

               (iii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

               (iv) this Agreement has been duly executed and delivered by the Trustee.

          Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Securities and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer and to Securityholders (or in the case of Holders of Bearer Securities or Global Securities in bearer form, in the manner provided for in the related Supplement) of any change in the location of the Security Register or any such office or agency.

                                 [End of Article XI]



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

                                     ARTICLE XII

                                     TERMINATION

          Section 12.1  Termination of Trust.

          (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Securityholders as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4 and 11.5 and subsection 12.3(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Security notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be no later than June 29, 2034. The Servicer and the Holder of the Exchangeable Transferor Security may, on any date following the Trust Extension, so long as no Series of Securities is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

          (b) In the event that (i) the Trust has not terminated by the Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Invested Amount of any Series, exclusive of any Transferor Retained Class (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Securities to be made on the related Distribution Date during such month pursuant to Article IV and any related Supplement), would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date an amount of Receivables up to the remaining Invested Amount of any such Series if it can do so in a commercially reasonable manner and subject to the rights of the holder of any Participation. The Servicer shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider an


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


opportunity to bid on the Receivables. The Transferor shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer for fair value as determined by the Trustee in its sole discretion. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Collections and the amount of such proceeds which are allocable to Principal Collections. During such thirty-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV and the related Supplement.

          (c) All principal or interest with respect to any Series of Investor Securities shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Securities is greater than zero, exclusive of any Class held by the Transferor, on its Series Termination Date (the "Affected Series"), after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date, and the Trustee will sell or cause to be sold, and the Trustee will pay the proceeds to all Securityholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Securities or, if any Class of such Series is subordinated, in order of their respective seniorities, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Invested Amount of such Series at the close of business on such date (but the amount of such Principal Receivables not to be more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the Invested Amount of such Series on such date and the denominator of which is the sum of the Invested Amounts of all Series on such Date and (2) the Invested Amount of such Series). Receivables on which the Obligor has not made the full monthly payment for the prior months shall be deemed to be in default for purposes of

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


this Section 12.1(c) to the extent that the cash allocated to any Class of Transferor Retained Securities of such Series pursuant to a sale under Section 12.1(c) is less than the amount that would have been allocated to the Exchangeable Transferor Security and the Transferor Retained Securities had the proceeds from such sale been allocated pursuant to Section 4.3. The Servicer shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto to the extent of a bona fide offer by an unrelated third party for fair value or to the extent the Receivables arise in Defaulted Accounts. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Security. Upon such Series Termination Date with respect to the applicable Series of Securities, final payment of all amounts allocable to any Investor Securities of such Series shall be made in the manner provided in Section 12.3.

          Section 12.2 Optional Termination. (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Securities on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver to the Trustee, with a copy to Moody's, an Officer's Certificate which shall have attached to it the relevant fraudulent conveyance statute, if any, and set forth the factual basis for a conclusion that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

          (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor


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


Securityholders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Securities of a Series with respect to which a final distribution has been made pursuant to subsection 12.2(a) shall be delivered by the Holder to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Invested Amount of each Series with respect to which a final distribution has been made pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Invested Amount of such Series.

          Section 12.3  Final Payment with Respect to any Series.

          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Securityholders of any Series may surrender their Securities for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least four Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Securityholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(b), 10.2(a), or 12.2(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Securities will be made upon presentation and surrender of such Investor Securities at the office or offices therein designated (which, in the case of Bearer Securities, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Securities at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Securityholders.

          (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Excess Funding Account, the Interest Funding Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Securityholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Securityholders of the related Series upon surrender of their Securities (which surrenders and payments, in the case of Bearer Securities, shall be made only outside the United States). In the event that all of the Investor Securityholders of any Series shall not surrender their Securities for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Securities, publication notice) to the remaining Investor Securityholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Securities for cancellation and receive the final distribution with respect thereto. If within one and one half years after the second notice with respect to a Series, all the Investor Securities of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Securityholders of such Series concerning surrender of their Securities, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Securityholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Securityholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates otherwise.

          (c) All Securities surrendered for payment of the final distribution with respect to such Securities and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

          Section 12.4 Termination Rights of Holder of Exchangeable Transferor Security. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Security, the Trustee shall execute a written reconveyance substantially in the form of Exhibit F pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Security (without recourse, representation or warranty and subject to the rights of the holder of any Participation) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case prepared by the Transferor and without recourse, representation or warranty (other than a warranty that such property is conveyed free and clear of any Lien of any Person claiming by or through the Trustee) as shall be reasonably requested by the Holder of the Exchangeable Transferor Security to vest in such Holder all right, title and interest which the Trust had in the Receivables and other Trust Property.

                                 [End of Article XII]

                                     ARTICLE XIII

                               MISCELLANEOUS PROVISIONS

          Section 13.1  Amendment.

          (a) This Agreement (including any Supplement or Participation Supplement) may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity, to revise any exhibits or Schedules (other than Schedule 1), to correct or supplement any provisions herein or thereon which may be inconsistent with any other provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any of the Investor Securityholders or any holder of a Participation. Additionally, this Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Securityholders, to add to or change any of the provisions of this Agreement to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Securities to comply with the Bearer Rules, to permit Bearer Securities to be issued in exchange for Registered Securities (if then permitted by the Bearer Rules), to permit Registered Securities or Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Securities in uncertificated form.

          This Agreement (including any Supplement), and any schedule or exhibit thereto may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Securities; provided, however, that (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Securityholders or of any holder of a Participation, (ii) the Transferor shall have provided a Tax Opinion and an Opinion of Counsel to the effect that such amendment shall not materially adversely affect the Applicable Tax State income tax characterization of any outstanding Series of Investor Securities or the taxability of the Trust under Applicable Tax State income tax law and (iii) the Servicer shall have provided at least ten Business Days prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency to the effect that the rating of any Series or any class of any Series will not be reduced or withdrawn as a result of such amendment; provided, further, that the removal of the provisions hereof which relate to Closed End Receivables at such time as there are no Closed End Receivables in the Trust shall be deemed not to materially and adversely affect the interests of the Securityholders.

          Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion and an Opinion of Counsel to the effect that such action shall not materially adversely affect the Applicable Tax State income tax characterization of any outstanding Series or the taxability of the Trust under Applicable Tax State income tax law, this Agreement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization trust" as described in the provisions of the FASIT legislation or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Securities and the Trust in the absence of the election.

          (b) This Agreement and any Supplement or Participation Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Securities representing not less than 66-2/3% of the Invested Amount of each and every Series or Participation adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or Participation Supplement or of modifying in any manner the rights of the Investor Securityholders of any Series then issued and outstanding; provided, however, that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Security of such Series without the consent of all of the related Investor Securityholders; (ii) change the definition of or the manner of calculating the interest of any Investor Securityholder of such Series without the consent of the related Investor Securityholder or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Securityholders.

          (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Supplement.

          (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Securityholder of each Series adversely affected and ten Business Days prior to the proposed effective date for such amendment the Servicer shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such Series and as soon as practicable after execution thereof, a copy of such amendment.

          (e) It shall not be necessary to obtain the consent of Investor Securityholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Securityholders shall be subject to such reasonable requirements as the Trustee may prescribe.

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

          (f) Any Supplement executed and delivered pursuant to Section 6.9 and any amendments regarding the addition or removal of Receivables from the Trust as provided in Sections 2.6 or 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

          (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          Section 13.2  Protection of Right, Title and Interest to Trust.

          (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Securityholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Securityholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

          (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Transferor shall give the Trustee written notice of any such change and shall file such financing statements


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

or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) The Servicer will deliver to the Trustee on or before March 31 of each year, beginning with March 31, 1995, an Opinion of Counsel, substantially in the form of Exhibit E.

          Section 13.3  Limitation on Rights of Securityholders.

          (a) The death or incapacity of any Investor Securityholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) No Investor Securityholder shall have any right to vote (except with respect to the Investor Securityholders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as members of an association; nor shall any Investor Securityholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Securityholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Securityholder previously shall have given written notice to the Trustee, and unless the Holders of Securities representing more than 50% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Securityholder with every other Securityholder and the Trustee, that no one or more Securityholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Securityholders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor to 4400 Baker Road, Suite F480, Minnetonka, Minnesota, 55343, Attention: Chief Financial Officer and General Counsel, with a copy to the Servicer as provided below, (b) in the case of the Servicer, to 3904 West Technology Circle, Suite 102, Sioux Falls, South Dakota 57106, Attention: President, with a copy to Fingerhut, 4400 Baker Road,
Minnetonka, Minnesota 55343, Attention:   Treasurer and General Counsel, (c) in
the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Security Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Securities, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Securityholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice.

          Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or rights of the Securityholders thereof.

          Section 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Securities representing not less than 66 2/3% of the Invested Amount of each Series on a Series by Series basis. Upon such assignment, the Trustee shall provide notice to Moody's in a prompt manner.

          Section 13.8 Securities Non-Assessable and Fully Paid. Except to the extent otherwise expressly provided in Section 7.4 with respect to the Transferor, it is the intention of the parties to this Agreement that the Investor Securityholders shall not be personally liable for obligations of the Trust, that the Invested Amounts represented by the Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Securities upon authentication thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

          Section 13.9 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Property for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Securityholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders and, to the extent provided in the related Supplement or Participation Supplement, to the Enhancement Provider named therein and any holder of a Participation, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

          Section 13.13  Actions by Securityholders.

          (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Securityholders, such action, notice or instruction may be taken or given by any Investor Securityholder, unless such provision requires a specific percentage of Investor Securityholders.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind such Securityholder and every subsequent holder of such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Security.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Trustee, the Transferor

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


and the Servicer, if made in the manner provided in this Section.

          (d) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          Section 13.14 Rule 144A Information. For so long as any of the Investor Securities of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Securityholders of such Series or Class and to any prospective purchaser of Securities designated by such an Investor Securityholder upon the request of such Investor Securityholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

          Section 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                [End of Article XIII]

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                         FINGERHUT RECEIVABLES, INC.
                         Transferor


                         By:
                            --------------------------
                            Name:
                            Title:


                         FINGERHUT NATIONAL BANK
                         Servicer


                         By:
                            ---------------------------
                            Name:
                            Title:


                         THE BANK OF NEW YORK (DELAWARE)
                         Trustee


                         By:
                            ----------------------------
                            Name:
                            Title:

                                                                      SCHEDULE 1

                               TAX RETURNS AND PAYMENTS

FCI and its subsidiaries have filed all applicable federal, state and material local tax returns and have paid or caused to be paid all associated taxes due and payable on such returns or on any assessments received by them; except that FCI or its subsidiaries have not filed certain tax returns purported to be required because they believe the requirements are invalid and unenforceable under the commerce clause of the United States Constitution as interpreted by the Supreme Court in National Bellas Hess v. Department of Revenue of Illinois, 386 U.S. 753 (1967) and the supporting lines of cases, including Quill Corp. v. North Dakota, 112 S. Ct. 1904 (1992). The following are the states in which FCI or its subsidiaries are currently collecting sales/use taxes:

          California               Pennsylvania
          Florida                  South Carolina
          Illinois                 South Dakota
          Iowa                     Tennessee
          Minnesota                Utah
          New York                 Wisconsin
          Ohio

Notwithstanding the Supreme Court decisions, the following states, to the best knowledge of FCI or its subsidiaries, currently have legislation in effect which purports or may purport to require FCI or its subsidiaries to collect sales or use taxes:

          Alabama                  Nebraska
          Alaska                   Nevada
          Arizona                  New Jersey
          Arkansas                 New Mexico
          California               New York
          Colorado                 North Carolina
          Connecticut              North Dakota
          District of Columbia     Ohio
          Florida                  Oklahoma
          Georgia                  Pennsylvania
          Hawaii                   Rhode Island
          Idaho                    South Carolina
          Indiana                  South Dakota
          Illinois                 Tennessee
          Iowa                     Texas
          Kansas                   Utah
          Kentucky                 Vermont

          Louisiana                Virginia
          Maine                    Washington
          Maryland                 West Virginia
          Massachusetts            Wisconsin
          Michigan                 Wyoming
          Minnesota
          Mississippi
          Missouri

In addition, because FNB is a national banking entity (established in 1996) which derives the majority of its income from granting credit, it may be subject to special financial institution rules in certain states. Such rules attempt to impute state income tax nexus to a company if it obtains finance revenue and/or has receivables generated from customers in that state. Of the states that have adopted such financial institution rules, Minnesota is the only state where FNB is currently filing income or franchise tax returns. States which currently have rules pursuant to which they may attempt to impose income tax nexus based upon such activity include:

          Arkansas                 Massachusetts
          California               Minnesota
          Hawaii                   New Mexico
          Indiana                  Tennessee
          Kentucky                 West Virginia

FNB has not filed in states implementing such rules other than Minnesota because it believes the above-referenced financial institution rules to be unconstitutional. Note that FNB does file tax returns in South Dakota, its state of domicile.

                                                                   SCHEDULE 2

                                  Nomenclature List

     The following is a table listing the terms used in the Pooling and Servicing Agreement prior to this Amended and Restated Pooling and Servicing Agreement which have been renamed in this Amended and Restated Pooling and Servicing Agreement. The terms used in the Pooling and Servicing Agreement prior to this Amended and Restated Pooling and Servicing Agreement will keep their meaning with respect to each Series issued prior to the Amendment Closing Date and outstanding on the date hereof consistent with this table.


   Terms Used in Pooling and                  Terms Used in This Amended
   Servicing Agreement Prior                  and Restated Pooling and
   to Amendment                               Servicing Agreement
   ----------------------------------------------------------------------
    Bearer Certificate                         Bearer Security
    Bearer Certificateholder                   Bearer Securityholder
    Book-Entry Certificates                    Book-Entry Securities
    Certificate Owner                          Security Owner
    Certificate Principal                      Security Principal
    Certificate Rate                           Security Rate
    Certificate Register                       Security Register
    Certificateholders                         Securityholders
    Certificates                               Securities
    Definitive Certificates                    Definitive Securities
    Euro-Certificate Exchange Date             Euro-Security Exchange Date
    Exchangeable Transferor Certificate        Exchangeable Transferor Security
    Global Certificate                         Global Security
    Investor Certificateholder                 Investor Securityholder
    Investor Certificates                      Investor Securities
    Investor Charge-Off                        Series Charge-Off


   Terms Used in Pooling and                  Terms Used in This Amended
   Servicing Agreement Prior                  and Restated Pooling and
   to Amendment                               Servicing Agreement
   ----------------------------------------------------------------------
    Investor Default Amount                    Series Default Amount
    Registered Certificates                    Registered Securities
    Supplemental Certificate                   Supplemental Security
    Transferor Retained                        Transferor Retained
    Certificate                                Security
    Unfunded Certificate                       Unfunded Security
    Variable Funding                           Variable Funding
    Certificates                               Securities


                                                                       EXHIBIT A

                       FORM OF EXCHANGEABLE TRANSFEROR SECURITY

No. __                                                                  One Unit

                                FINGERHUT MASTER TRUST
                                ASSET BACKED SECURITY


THIS SECURITY WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS SECURITY IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS SECURITY BY THE TRUSTEE UPON WRITTEN REQUEST.

                             This Security represents an
                   Undivided Interest in the Fingerhut Master Trust

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer revolving credit card accounts and closed-end installment sale or loan contracts generated or to be generated by certain customers of Fingerhut Corporation ("Fingerhut") and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                   (Not an interest in or a recourse obligation of
                 Fingerhut Receivables, Inc., Fingerhut Corporation, Fingerhut National Bank, Fingerhut Companies, Inc.
                         or any Affiliate of either of them.)

          This certifies that FINGERHUT RECEIVABLES, INC. ("FRI," the "Holder" or the "Transferor," as the context requires) is the registered owner of a fractional undivided interest in the Fingerhut Master Trust (the "Trust") issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto) by and among FRI, as Transferor, Fingerhut National Bank, as Servicer

(the "Servicer"), and The Bank of New York (Delaware), as Trustee (the "Trustee"), as supplemented by each supplement thereto existing from time to time. The corpus of the Trust will include (i) a portfolio of Receivables (the "Receivables") generated from time to time by Fingerhut satisfying certain criteria, (ii) all funds to be collected from Obligors in respect of the Receivables, (iii) all right, title, and interest of the Transferor in, to, and under the Purchase Agreement with respect to Receivables arising under Eligible Accounts, (iv) the benefit of funds on deposit in the Excess Funding Account,
(v) Recoveries, (vi) moneys on deposit in certain Series Accounts, (vii) proceeds of the foregoing, (viii) all monies due or to become due with respect thereto and all amounts received with respect to the Receivables in existence on the Closing Date or generated thereafter, all monies on deposit in the Collection Account, the Excess Funding Account, the Distribution Account, each Series Account, and all other assets and interests constituting the Trust and
(ix) all proceeds of the foregoing.

          To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Security is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

          This Security has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Security shall be permitted other than in accordance with the provisions of Section 6.3, 6.9 or 7.2 of the Pooling and Servicing Agreement.

          The Receivables arise generally from amounts charged to Obligors for consumer goods, services or financial service products.

          This Security is the Exchangeable Transferor Security (the "Security"), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Transferor Security. The aggregate interest represented by this Security at any time in the Principal Receivables in the

Trust shall not exceed the Transferor Interest at such time. In addition to this Security, Series of Investor Securities and Participations will be issued to investors pursuant to the Pooling and Servicing Agreement. This Security shall not represent any interest in any Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus amounts on deposit in the Excess Funding Account, the Pre-Funding Account and the Principal Funding Account, if any, for each Series (but not including any investment earnings thereon) minus the sum of the Aggregate Invested Amount at the end of such day and the Participation Amount of each Participation then outstanding.

          The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections.
Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Security an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Principal Collections and Finance Charge Collections, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to this Security pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of this Security.

          FNB or any permitted successor or assignee, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Security pursuant to the Pooling and Servicing Agreement will be payable by the Holder of this Security and neither the Trust nor the Trustee or the Investor Securityholders will have any obligation to pay such portion of the servicing fee.

          This Security does not represent a recourse obligation of, or any interest in, the Transferor, FCI, Fingerhut, the Servicer or any of their Affiliates. This Security is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Security (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds relating thereto. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Security to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Security shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Transferor has caused this Security to be duly executed.


                         FINGERHUT RECEIVABLES, INC.,
                           Transferor,


                         By:
                            -------------------------
                            Name:
                            Title:



Date:


                            CERTIFICATE OF AUTHENTICATION

          This is the Exchangeable Transferor Security referred to in the within-mentioned Pooling and Servicing Agreement.


                         THE BANK OF NEW YORK
                           Authenticating Agent


                         By:
                            -------------------------
                            Name:
                            Title:

                                                                       EXHIBIT B
                                                                       ---------


                                 FORM OF DAILY REPORT

                             FINGERHUT RECEIVABLES, INC.

                            ------------------------------

                                FINGERHUT MASTER TRUST

                            ------------------------------


          The undersigned, a duly authorized representative of Fingerhut National Bank (the "Servicer"), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of ___________, 1998 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto) by and among Fingerhut Receivables Inc. (the "Transferor"), the Servicer and The Bank of New York (Delaware), as Trustee, does hereby certify as follows:

                                 [ATTACHED HEREWITH]


          IN WITNESS WHEREOF, the undersigned has duly executed this certificate
this     day of         ,     .
     ---        --------  ----

                         FINGERHUT NATIONAL BANK,
                           as Servicer



                         ------------------------------
                         Name:
                         Title:

Fingerhut Receivables, Inc.             Fingerhut Master Trust
Accounts Receivables Trust Security          Series
                                                    -------------

Daily Trust Activity                    Class A    Class B     CTO    Class D    ___Series  ___Series     Transferor      Trust
                                                                                 Interest   Interest      Interest        Totals
                                                                                                                        ---------
Beginning Receivables Balance
                                                                                                                        ---------
Discount Factor
                                                                                                                        ---------
Discount Receivables
                                                                                                                        ---------
Finance Receivables
                                                                                                                        ---------
         Total Finance/Discount Receivables
                                                                                                                        ---------
Principal Receivables
                                                                                                                        ---------
Excess Funding Account Balance
                                                                                                                        ---------
Principal Receivables+Expenses
  Funding Account Balance
                                                                                                                        ---------
Pre-Funding Account Balance
                                                                                                                        ---------
Beg Inv Amt (Before PFA withdrawal)
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Principal; CP
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Adjusted Beginning Invested Amount
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Floating Percentage
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Fixed/Floating Percentage
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Collections
                                                                                                                        ---------
Finance Collections
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Principal Collections
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Charge-offs

Finance Charge-offs
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Principal Charge-offs
                                        --------   --------  --------  ------  ------  --------  ---------  --------  ---------
Recoveries
                                                                                                                        ---------
Dilution
                                                                                                                        ---------
Excess Funding Account Earnings
                                                                                                                        ---------
Pre-Funding Account Earnings
                                                                                                                        ---------
New Receivables
                                                                                                                        ---------
Ending Receivables Balance
                                                                                                                        --------
Discount Factor
                                                                                                                        ---------
Discount Receivables
                                                                                                                        ---------
Finance Receivables
                                                                                                                        ---------
         Total Finance/Discount Receivables
                                                                                                                        ---------
Principal Receivables
                                                                                                                        ---------
Minimum Aggregate Principal Receivables
                                                                                                                        ---------
Required Excess Funding Balance
                                                                                                                        ---------
Actual Deposit (Withdrawal) to Excess
  Funding Account
                                                                                                                        ---------
Actual Excess Funding Balance
                                                                                                                        ---------
Principal Receivables+Excess
  Funding Account
                                                                                                                        ---------
Pre-Funding Account Balance
                                                                                                                        ---------
Redirected Principal
                                                                       ------  ------  --------
Reimbursed Redirected Principal
                                                                       ------  ------  --------

Ending Invested Amount



Monthly Interest Required               Class A    Class B     CTO    Class D   Total

Series Coupon                                  %         %        %

Series Interest for Reporting Period



                                                                       EXHIBIT C
                                                                       ---------


                          FORM OF SETTLEMENT STATEMENT

Fingerhut Receivables, Inc                                 Fingerhut Master Trust              Monthly Report
Certificateholder's Statement                                     Series                          XXX-XX
                                                           Class A         Class B              CT O           Class D        Total

(i)     Security Amount                                       0.00              0.00              0.00              0.00       0.00
                                                        ----------         ----------        ---------         ---------      ------
                                                        ----------         ----------        ---------         ---------      ------
(ii)    Security Principal Distributed                        0.00              0.00              0.00                         0.00
                                                        ----------         ----------        ---------                        ------
                                                        ----------         ----------        ---------                        ------
(iii)   Security Interest Distributed                         0.00              0.00              0.00                         0.00
                                                        ----------         ----------        ---------                        ------
                                                        ----------         ----------        ---------                        ------
Total Distribution per $1,000 Security
Security Principal Distributed per $1,000                0.0000000         0.0000000         0.0000000
                                                        ----------         ----------        ---------
                                                        ----------         ----------        ---------
Security Interest Distributed per $1,000                 0.0000000         0.0000000         0.0000000
                                                        ----------         ----------        ---------
                                                        ----------         ----------        ---------

(iv)    Principal Collections                                 0.00              0.00              0.00            0.00         0.00
(v)     Finance Charge Collections                            0.00              0.00              0.00            0.00         0.00
        Recoveries                                            0.00              0.00              0.00            0.00         0.00
                                                         ----------         ----------        ---------       ---------        ----
Total Finance Charge Collections                              0.00              0.00              0.00            0.00         0.00
                                                         ----------         ----------        ---------       ---------        ----
        Total Collections                                     0.00              0.00              0.00            0.00         0.00
                                                         ----------         ----------        ---------       ---------        ----
                                                         ----------         ----------        ---------       ---------        ----

(vi)    Aggregate Amount of Principal Receivables
        Invested Amount (End of Month)                        0.00              0.00              0.00            0.00         0.00
                                                         ----------         ----------        ---------       ---------        ----
                                                         ----------         ----------        ---------       ---------        ----

        Floating Percentage                              0.0000000%        0.0000000%        0.0000000%       0.0000000% 0.0000000%
                                                         ----------         ----------        ---------       ---------       -----
                                                         ----------         ----------        ---------       ---------       -----
        Invested Amount (Beginning of Month)                  0.00              0.00              0.00            0.00         0.00
                                                         ----------         ----------        ---------       ---------      ------
                                                         ----------         ----------        ---------       ---------      ------
        Average Daily Invested Amount                                                                                          0.00
                                                                                                                               ----
                                                                                                                               ----
(vii)   Receivable Delinquencies

           (As a % of Total Receivables)
        Current                                                                                                     0.00%      0.00
        30 Days to 59 Days                                                                                          0.00%      0.00
        60 Days to 89 Days                                                                                          0.00%      0.00
        90 Days and Over                                                                                            0.00%      0.00
                                                                                                                ---------    ------
           Total Receivables                                                                                        0.00%      0.00
                                                                                                                ---------    ------
                                                                                                                ---------    ------
(viii)  Aggregate Investor Default Amount                                                                                      0.00
                                                                                                                             ------
                                                                                                                             ------
        As a % of Average Daily Invested Amount (annualized based on 365 days/year)                                            0.00%
                                                                                                                              ------
                                                                                                                              ------

(ix) Security Charge-Offs
     Class A                                                                                                                   0.00
     Class B                                                                                                                   0.00
     Class C                                                                                                                   0.00
                                                                                                                              ------
          Total Security Charge-Offs                                                                                           0.00
                                                                                                                              ------
                                                                                                                              ------
(x)  Servicing Fee
     Class A                                                                                                                   0.00
     Class B                                                                                                                   0.00
     CTO                                                                                                                       0.00
     Class D                                                                                                                   0.00
                                                                                                                             ------
          Total Servicing Fee                                                                                                  0.00
                                                                                                                             ------
                                                                                                                             ------
(xi) Pool Factor
     Class A                                                                                                              0.0000000
                                                                                                                         ----------
                                                                                                                         ----------
     Class B                                                                                                              0.0000000
                                                                                                                          ---------
                                                                                                                          ---------
     CTO                                                                                                                  0.0000000
                                                                                                                          ---------
                                                                                                                          ---------

(xii)     Redirected Principal Collections
     Class B                                                                                                                   0.00
                                                                                                                               ----
                                                                                                                               ----
     CTO                                                                                                                       0.00
                                                                                                                               ----
                                                                                                                               ----
     Class D ** Everything was reimbursed by the end of the fiscal month.                                                      0.00
                                                                                                                               ----
                                                                                                                               ----

(xiii)    Excess Funding Account Balance                                                                                       0.00
                                                                                                                               ----
                                                                                                                               ----

(xiv)     CTO Trigger Event Occurrence
          CTO Reserve Amount

Average Net Portfolio Yield                                                                                                 0.0000%
                                                                                                                             ------
                                                                                                                             ------
Minimum Base Rate                                                                                                           0.0000%
                                                                                                                             ------
                                                                                                                             ------

                                                                      EXHIBIT D


                        FORM OF ANNUAL SERVICER'S CERTIFICATE

                            ------------------------------

                                FINGERHUT MASTER TRUST

                            ------------------------------


          The undersigned, a duly authorized representative of Fingerhut National Bank ("FNB"), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1998 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto) by and among Fingerhut Receivables, Inc. (the "Transferor"), FNB, as Servicer and The Bank of New York (Delaware), as trustee (the "Trustee") does hereby certify that:

               1.  FNB is Servicer under the Pooling and Servicing Agreement.

               2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this certificate to the Trustee.

               3. This certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

               4. A review of the activities of the Servicer during (the period from the Closing Date until) (the twelve fiscal month period ended) ________, 19__ was conducted under our supervision.

               5. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

               6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to us to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                           [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ___ day of ________, ____.


                         FINGERHUT NATIONAL BANK,
                           as Servicer



                         ------------------------------
                         Name:
                         Title:

                                                                      EXHIBIT E


                          FORM OF ANNUAL OPINION OF COUNSEL


          The opinion set forth below, which is to be delivered pursuant to subsection 13.2(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Initial Closing Date with respect to similar matters.

          No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through ________ of the following year to continue the perfected status of the interest of the Trust in the collateral described in the financing statements referred to in such opinion.

                                                                      EXHIBIT F


                         FORM OF RECONVEYANCE OF RECEIVABLES


          RECONVEYANCE OF RECEIVABLES, dated as of _________ , ____ by and between FINGERHUT RECEIVABLES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Transferor"), and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                                 W I T N E S S E T H:

          WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of March 18, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and among the Transferor, Fingerhut National Bank as Servicer, and the Trustee;

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.1(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

          WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

          NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Reconveyance Date" shall mean _____ __, ____.

          2. Return of Lists of Receivables. The Trustee shall deliver to the Transferor or the bailee of the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

          3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables, except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

               (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

          4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5. Governing Law. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                         FINGERHUT RECEIVABLES, INC.


                         By
                              ----------------------------
                            Name:
                            Title:


                         THE BANK OF NEW YORK (DELAWARE),
                                    Trustee


                         By
                              ----------------------------
                            Name:
                            Title:

                                                                      EXHIBIT G

                            FORM OF AGREED-UPON PROCEDURES

The Servicer and Trustee will engage a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or any of its subsidiaries) to perform certain agreed-upon procedures substantially similar to the following:


                          [Describe appropriate procedures]

                                                                      EXHIBIT H

              FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS


          ASSIGNMENT No. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of ____________, ____ by and between FINGERHUT RECEIVABLES, INC., a corporation organized under the laws of the State of Delaware (the "Transferor"), and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware, as Trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                                 W I T N E S S E T H:

          WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Supplemental Accounts of the Transferor to be included as Accounts and to convey the Receivables in such Supplemental Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Supplemental Accounts designated hereby,

          "Notice Date" shall mean, with respect to the Supplemental Accounts designated hereby, _________, ______ (which shall be a date on or prior to the fifth Business

Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(c) of the Pooling and Servicing Agreement and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(d) of the Pooling and Servicing Agreement).

          2. Designation of Additional Accounts. The Transferor shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this Agreement and shall be marked as Schedule l to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

          3.  Conveyance of Receivables.

          The Transferor does hereby transfer, assign, set-over and otherwise convey to the Trustee, on behalf of the Trust without recourse on and after the Addition Date, all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables.

          In connection with such transfer, the Transferor agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9--106 of the UCC as in effect in the State of Delaware meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

          In connection with such transfer, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Securityholders.

          The Transferor hereby grants and transfers to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables, and that this Assignment shall constitute a security agreement under applicable law.

          4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Securityholders of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Securityholders.

          5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Addition Date:

               (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (b) Eligibility of Accounts and Receivables. Each Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor

     Securityholders were utilized in selecting the Additional Accounts from the available Eligible Accounts, provided, that, the selection of newly originated Accounts is deemed not to be materially adverse to the interests of the Investor Securityholders.

               (c) Insolvency. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

               (d) Security Interest. This Assignment constitutes either (i) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to (A) the Receivables in the DSupplemental Accounts then existing and thereafter created, in each case, immediately upon the Transferor's acquisition of rights therein, (B) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (C) all proceeds of such Receivables, (D) the Purchase Agreement with respect to Receivables arising under the Supplemental Accounts and (E) the Bank Receivables Purchase Agreement with respect to Receivables arising under the Supplemental Accounts (the "Trust Property"), and such Trust Property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Permitted Liens, (y) the interest of the Transferor as Holder of the Exchangeable Transferor Security and any other Class of Securities held by the Transferor from time to time and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Interest Funding Account, any Principal Account, the Excess Funding Account, or any Series Account, as provided in the Agreement or the related Supplement; or (ii) a grant of a first priority security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Supplemental Accounts, which grant is enforceable with respect to the Receivables in Additional Accounts designated for inclusion in the Trust (other than Receivables in Supplemental Accounts) and the proceeds thereof upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation; and provided, further, that if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens.

          6.  Conditions Precedent.  The acceptance by the Trustee set forth in
Section 4 and the amendment of the Pooling and Servicing Agreement set forth in
Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

               (a) Officer's Certificate. The Transferor shall have delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Transferor in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, end shall incur no liability In so relying.

               (b) Opinion of Counsel. The Transferor shall have delivered to the Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit I to the Pooling and Servicing Agreement.

               (c) Additional Information. The Transferor shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

          7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition

Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

          8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                        FINGERHUT RECEIVABLES, INC.


                                        By:
                                             --------------------------
                                        Name:
                                        Title


                                        THE BANK OF NEW YORK
                                        (DELAWARE)


                                        By:
                                             --------------------------
                                        Name:
                                        Title:

                                                                  Schedule 1
                                                            to Assignment of
                                                              Receivables in
                                                        Supplemental Account




                                SUPPLEMENTAL ACCOUNTS

                                                                Schedule 2
                                                          to Assignment of
                                                            Receivables in
                                                       Supplemental Account


                              Fingerhut Receivables,Inc.
                                Fingerhut Master Trust
                                Officer's Certificate


          ____________________, a duly authorized officer of Fingerhut Receivables, Inc., a Delaware corporation (the "Transferor"), hereby certifies and acknowledges on behalf of the Transferor that to the best of his knowledge the following statements are true on ______, ____, (the "Addition Date"), and acknowledges on behalf of the Transferor that this Officer's Certificate will be relied upon by ______________ as Trustee (the "Trustee") of the Fingerhut Master Trust in connection with the Trustee entering into Assignment No. of Receivables in Supplemental Accounts, dated as of the Addition Date (the "Assignment"), by and between the Transferor and the Trustee, in connection with the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998, as heretofore supplemented and amended (the "Pooling and Servicing Agreement") pursuant to which the Transferor and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of the Bank that:

          (a) Delivery of Assignment. On or prior to the Addition Date, the Transferor has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Securityholders) and the Transferor has indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and within five Business Days after the Addition Date the Transferor shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts identified by account number and the aggregate amount of the Receivables in such Supplemental Accounts as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

          (b) Legal Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (c) Accounts. Each Supplemental Account designated Pursuant to the Assignment is an Eligible Account. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Securityholders were utilized in selecting the Additional Accounts from the available Eligible Accounts, provided, that, the selection of newly originated Accounts is deemed not to be materially adverse to the interests of the Investor Securityholders.

          (d) Insolvency. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

          (e) Security Interest. The Assignment constitutes either (i) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to (A) the Receivable in the Supplemental Accounts then existing and thereafter created, in each case, immediately upon the Transferor's acquisition of rights therein, (B) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (C) all proceeds of such Receivables, (D) the Purchase Agreement with respect to Receivables arising under the Supplemental Accounts and (E) the Bank Receivables Purchase Agreement with respect to Receivables arising under the Supplemental Accounts, and such Trust Property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the Transferor as Holder of the Exchangeable Transferor Security and any other Class of Securities held by the Transferor from time to time and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Interest Funding

Account, any Principal Account, the Excess Funding Account, or any Series Account, as provided in this Agreement or the related Supplement; or (ii) a grant of a first priority security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Trust Property, which grant is enforceable with respect to the existing Receivables and any Receivables in Additional Accounts designated for inclusion in the Trust (other than Receivables in Supplemental Accounts) and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation; and provided, further, that if this Agreement constitutes the grant of a security interest to the Trust in such property pursuant to subsection (ii) above, upon the filing of the financing statement described in Section 3 of the Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

          (f) Requirements of Pooling and Servicing Agreement. All requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___________ day of ________ ____.


                                        FINGERHUT RECEIVABLES, INC.


                                        By:
                                             ----------------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT I


              FORM OF OPINION OF COUNSEL REGARDING SUPPLEMENTAL ACCOUNTS


                   PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 2.6(d)(vi)
                        OF THE POOLING AND SERVICING AGREEMENT


          The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the Transferor's counsel with respect to similar matters delivered on the Closing Date. Such counsel may rely as to factual matters on certificates of officers of the Transferor and the Servicer.

          (i) The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of Delaware chartered banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Transferor, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee, a valid security interest (as such term is defined in Section 1-201(37) of the Delaware UCC) in all of the Transferor's right, title and interest in that portion of the Receivables which constitutes accounts, general intangibles or chattel paper under the Delaware UCC and proceeds thereof which security interest if characterized as a transfer for security will secure all Secured Obligations and which security interest if characterized as a sale of accounts will constitute a valid sale of all of the Transferor's right, title and interest in and to the Receivables and the proceeds thereof.

          (iii) A Uniform Commercial Code financing statement having been filed in the appropriate recording offices, the security interest (as such term is defined in Section 1-201(37) of the Relevant UCC) in favor of the Trustee in the Receivables and proceeds thereof has been perfected, and under the Relevant UCC no other security interest of any other creditor of the Transferor will be equal or prior to the security interest of the Trustee in such Receivables and the proceeds thereof.

                                                                      EXHIBIT J


                         FORM OF REASSIGNMENT OF RECEIVABLES

          REASSIGNMENT NO.     OF RECEIVABLES, dated as of               ,
, by and between FINGERHUT RECEIVABLES, INC., a corporation organized and existing under the laws of the States of Delaware (the "Transferor"), and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized under the laws of the State of Delaware (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                                 W I T N E S S E T H

          WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and among the Transferor, Fingerhut National Bank as Servicer, and the Trustee;

          WHEREAS, pursuant to Section 2.7 of the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (collectively, the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

          NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

          A. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Removal Date" shall mean, with respect to the Removed Accounts
designated hereby,            ,    .

          "Removal Notice Date" shall mean, with respect to the Removed Accounts
designated hereby,        ,      (which shall be a date on or prior to the fifth
Business Day prior to the Removal Date).

          B. Designation of Removed Accounts. The Transferor shall deliver to the Trustee or the bailee of the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each revolving consumer credit card account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

          C. Conveyance of Receivables

          1.The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables.

          2. In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary and advised by the Transferor to remove such Lien.

          D. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee as of the Removal Date:

          1. Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the

Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          2. Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Securityholders were utilized in selecting the Removed Accounts designated hereby.

          E. Conditions Precedent. The amendment of the Pooling and servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

               The Transferor shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          F. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

          G. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          H. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                         FINGERHUT RECEIVABLES, INC.

                         By:
                            ----------------------------
                            Name:
                            Title:


                         THE BANK OF NEW YORK (DELAWARE)
                         as Trustee,

                         By:
                            ----------------------------
                            Name:
                            Title: